                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO. __)


[X]  Filed by the Company

[ ]  Filed by a Party other than the Company

Check the appropriate box:


[X]  Preliminary Proxy Statement


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[ ]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              WESTFORD GROUP, INC.
--------------------------------------------------------------------------------

                   Name of Company as Specified in its Charter

--------------------------------------------------------------------------------

   Name(s) of Person(s) Filing Proxy Statement, if other than the Company

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11


     (1) Title of each class of securities to which transaction applies:

                  Common Stock, without par value


     (2) Aggregate number of securities to which transaction applies:

                  1,368,706 (Shares to be cashed out if merger completed)

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  Pursuant to Rule 0-11(c)(1), the filing fee was calculated by taking one-fiftieth of one percent of the proposed cash payment ($958,094) to security holders.

     (4) Proposed maximum aggregate value of transaction:

                  $958,094

     (5)  Total fee paid: $200.00

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:


(2)  Form, Schedule or Registration Statement No.:


(3)  Filing Party:


(4)  Date Filed:

                              WESTFORD GROUP, INC.

                                 20 E. Broad St.
                              Columbus, Ohio 43215
                                                                 August __, 1999

Dear Shareholder:


         You are cordially invited to attend a Special Meeting of Shareholders of Westford Group, Inc. (the "Company") to be held on August __, 1999, at the offices of Porter, Wright, Morris & Arthur LLP, at 41 South High Street, Columbus, Ohio 43215, commencing at 9:30 a.m., local time. The matters to be considered and voted upon at this meeting are of great importance to your investment in, and the future of, the Company.

         At the Special Meeting, the Company's shareholders will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of July 19, 1999, among Bancinsurance Corporation ("Bancinsurance"), Bancinsurance Acquisitions, Inc. ("Acquisitions") and the Company (the "Merger Agreement"), providing for the merger of the Company with and into Acquisitions (the "Merger"). If the Merger Agreement is approved and adopted by the shareholders and the Merger becomes effective, the separate corporate existence of the Company shall cease and Acquisitions will change its name to Westford Group, Inc. and will remain a wholly-owned subsidiary of Bancinsurance, and each outstanding share of the Company's common stock will be converted into the right to receive $0.70 in cash (the "Share Price"). A detailed description of the proposed Merger and other important information is set forth in the accompanying Proxy Statement, and we urge you to read it carefully.

         The Company's Board of Directors has determined that the Merger is advisable and in the best interests of the Company and its shareholders. In arriving at its decision, the Board of Directors considered, among other things, the fairness opinion of The Harman Group showing that the Share Price is fair from a financial point of view to holders of the outstanding equity interests of the Company (a copy of which is set forth as Appendix B to the Proxy Statement), the premium the Share Price represents over the trading price of the Company's common stock, and the fact that the Share Price is payable entirely in cash. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and the Merger and recommends that you vote FOR approval and adoption of the Merger Agreement.

         The affirmative vote of holders of a majority of the outstanding shares of the Company's common stock is required to approve and adopt the Merger Agreement. Whether or not you plan to attend the Special Meeting in person and regardless of the number of shares you own, your representation and vote are very important. Accordingly, please complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope (which requires no postage if mailed in the United States). If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

         We look forward to seeing you at the meeting.

                                                     Very truly yours,

                                                     SI SOKOL
                                                     Chairman, President and
                                                     Chief Executive Officer

                              WESTFORD GROUP, INC.

                                 20 E. Broad St.
                              Columbus, Ohio 43215


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                   TO BE HELD ON ____________, AUGUST __, 1999



         A Special Meeting of Shareholders of WESTFORD GROUP, INC. (the "Company") will be held on August __, 1999, commencing at 9:30 a.m., local time, at the offices of Porter, Wright, Morris & Arthur LLP, located at 41 South High Street, Columbus, Ohio 43215 to consider and act upon the following matters:


         1. To approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") among Bancinsurance Corporation ("Bancinsurance"), Bancinsurance Acquisitions, Inc. ("Acquisitions") and the Company providing for the merger of the Company into Acquisitions, upon the terms and subject to the conditions set forth therein (the "Merger"), pursuant to which (i) the Company's separate corporate existence shall cease and Acquisitions, as the surviving corporation of the Merger, will remain a wholly-owned subsidiary of Bancinsurance; and (ii) each holder of shares of the Company's common stock, without par value (the "Common Stock"), outstanding at the time of effectiveness of the Merger (the "Effective Time"), except for shares owned by the Company, Bancinsurance, Acquisitions or shareholders exercising their appraisal rights, will become entitled to receive $0.70 in cash per share.

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Shareholders of record as of the close of business on August 9, 1999 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

         Under Ohio law, appraisal rights will be available to shareholders of the Company. In order for shareholders to exercise their appraisal rights, they must follow the procedures prescribed by Ohio law, which are summarized under "The Merger -- Appraisal Rights" and Appendix C in the accompanying Proxy Statement.

                                        By Order of the Board of Directors

                                        SALLY J. CRESS
                                        Secretary

Columbus, Ohio

August __, 1999


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE CLOSE OF VOTING AT THE SPECIAL MEETING.

                                TABLE OF CONTENTS

SUMMARY
  Special Meeting......................................................................................1
  Quorum; Vote Required................................................................................1
The Merger.............................................................................................2
SPECIAL MEETING........................................................................................4
  Purpose of the Meeting and Voting of Proxies.........................................................4
  Quorum; Vote Required................................................................................4
  Other Matters and Solicitation of Proxies............................................................5
THE MERGER.............................................................................................6
  Structure and Effect of the Merger...................................................................6
  Background of the Merger.............................................................................6
  Reasons for the Merger...............................................................................7
  Fairness Opinion.....................................................................................8
  Interests of Certain Persons in the Merger...........................................................8
  Accounting Treatment.................................................................................9
  Federal Income Tax Consequences......................................................................9
  Regulatory Compliance...............................................................................10
  Appraisal Rights....................................................................................10
  Merger Consideration................................................................................11
  Procedure For Payment...............................................................................12
  Representations and Warranties......................................................................12
  Pre-Closing Covenants...............................................................................12
  No Solicitation.....................................................................................12
  Conditions to Closing...............................................................................13
  Termination.........................................................................................13
  Indemnification.....................................................................................13
  Amendment...........................................................................................13
INFORMATION REGARDING BANCINSURANCE...................................................................14
  Bancinsurance Selected Financial Data...............................................................14
INFORMATION REGARDING THE COMPANY.....................................................................15
  Properties..........................................................................................16
  Legal Proceedings...................................................................................16
  Market for the Company's Common Stock and Related Security Holders Matters..........................16
  Company Selected Financial Data.....................................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS..............................................................................18
  Summary.............................................................................................18
  Results of Operations...............................................................................18
  Liquidity and Capital Resources.....................................................................19
  Intangible Asset....................................................................................19
  Inflation...........................................................................................19
  Impact of the Year 2000 Issue.......................................................................19
  Trends..............................................................................................20
  Forward-Looking Information.........................................................................20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........................................20
  Principal Accountants...............................................................................21
  Quantitative and Qualitative Disclosures About Market Risk..........................................21
  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................22
AVAILABLE INFORMATION.................................................................................22

FINANCIAL STATEMENTS OF THE COMPANY..................................................................F-1
APPENDIX A: AGREEMENT AND PLAN OF MERGER.............................................................A-1
APPENDIX B: FAIRNESS OPINION OF THE HARMAN GROUP.....................................................B-1
APPENDIX C: SECTION 1701.85 OHIO GENERAL CORPORATION LAW.............................................C-1

                              WESTFORD GROUP, INC.

                                 20 E. Broad St.
                              Columbus, Ohio 43215


             PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST __, 1999


                                     SUMMARY

     ....The following is a summary of certain information presented elsewhere in this Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information presented in this Proxy Statement, including the Appendices hereto. For a more complete description and to obtain a better understanding of the Merger, you should carefully read this entire Proxy Statement. Capitalized terms, not otherwise defined herein, are used herein as defined in the Merger Agreement, which is annexed hereto as Appendix A.

SPECIAL MEETING

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Westford Group, Inc. (the "Company") for use at a Special Meeting of Shareholders to be held on August __, 1999, and at any adjournment or postponement of that meeting (the "Special Meeting"), to consider and vote upon the proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 19, 1999, among Bancinsurance Corporation ("Bancinsurance"), Bancinsurance Acquisitions, Inc. ("Acquisitions") and the Company (the "Merger Agreement"), pursuant to which the Company will be merged with Acquisitions, a wholly-owned subsidiary of Bancinsurance, with the Company's separate corporate existence ceasing upon consummation of the merger and Acquisitions surviving the merger under the name Westford Group, Inc. (the "Merger"). The Special Meeting will be held at the offices of Porter, Wright, Morris & Arthur LLP at 41 South High Street, Columbus, Ohio 43215, commencing at 9:30 a.m., local time.

QUORUM; VOTE REQUIRED

         At the close of business on August 9, 1999, the record date for the determination of shareholders entitled to vote at the Special Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of ____________ shares of the common stock, without par value, of the Company (the "Common Stock"). Shareholders are entitled to one vote per share.

         A majority of the shares of Common Stock outstanding on the Record Date must be represented at the meeting in person or by proxy for a quorum to be present to conduct the business of the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date is required to adopt the Merger Agreement. Because the required vote to approve the Merger Agreement is based on the total number of outstanding shares of Common Stock, the failure to vote will have the same effect as a vote against the Merger.

         Si Sokol, the Company's Chairman, President and Chief Executive Officer, and his wife (the "Principal Shareholders"), collectively, including trusts they control, have the power to vote approximately 42.4% of the number of shares of Common Stock outstanding on the Record Date, have indicated to the Company that they will cause their shares to be voted at the Special Meeting to approve and adopt the Merger Agreement. In addition, each of the Company's directors (not including Mr. Sokol) have advised the Company that they currently intend to vote the outstanding shares of Common Stock beneficially owned by them (collectively, approximately 3.7% of the number of shares outstanding on the Record Date) to approve and adopt the Merger Agreement (although no such director is legally bound to do so).

THE MERGER

         Purpose and Effect of the Merger. The purpose of the Merger is to enable Bancinsurance to acquire all of the business and assets of the Company, subject to its liabilities. The Merger will become effective at the time of filing of a Certificate of Merger relating to the Merger, in accordance with the Ohio General Corporation Law, with the Office of the Secretary of State of Ohio, or at such later time as is specified therein (the "Effective Time"). At the Effective Time, the Company will merge with and into the Acquisitions, which, as the surviving corporation of the Merger, will continue to be a wholly-owned subsidiary of Bancinsurance, and each holder of shares of Common Stock outstanding at the Effective Time will become entitled to receive in respect of each such share cash in an amount $0.70 per share (the "Share Price").

         Recommendation of the Company's Board of Directors. The Board of Directors of the Company has unanimously approved the Merger Agreement and recommends a vote FOR the Merger Agreement. The Company's Board of Directors believes the Merger Agreement is fair to and in the best interests of the Company and its shareholders. In reaching its conclusions, the Company's Board of Directors considered the following material factors in approving the Merger
Agreement:

         1. The Board of Directors observed that the Share Price (as calculated on July 15, 1999, the trading day immediately preceding the date the Merger Agreement was approved by the Company's Board of Directors) reflects a premium of 150% over the last reported closing bid price of the Common Stock on July 15, 1999 ($.28). Additionally, the Board noted that there is a limited trading market for the Company's Common Stock on the OTC Bulletin Board and that the Merger would provide liquidity for the Company's shareholders.

         2. The Company's Board of Directors also noted that despite the Company's prospects and improvements, the market price of the Common Stock had traded within a relatively narrow range, which, in the Board's view, did not reflect the success achieved and the prospects for future growth of the Company. The Board also noted the failure of stocks in the "microcap" market to keep pace with the growth rate of larger companies during the last several years. Accordingly, the Board believed that the premium reflected by the Share Price presented an opportunity to the Company's shareholders which they might not be able to realize in the public trading markets within a reasonable timeframe.

         3. The Company obtained a fairness opinion from The Harman Group that indicates the Share Price is fair from a financial point of view to the Company's shareholders.

         4. Based on the experience of the Company's management in the course of its discussions with Bancinsurance, the terms and conditions of the Merger appeared attractive from the point of view of the Company and its shareholders. In this regard, the Board took special note of the following:

                  a. The Merger Consideration is payable entirely in cash and the Merger is not subject to any financing contingency.

                  b. The Merger is not subject to the approval of Bancinsurance's shareholders.

         5. Mr. Sokol, who together with his wife, has the power to vote approximately 42.4% of the outstanding Common Stock, had advised the Board that in his view the Merger presented an attractive opportunity for himself and the Company's other shareholders and that he intended to endorse Bancinsurance's proposal and to vote his shares (and that Mrs. Sokol would vote her shares) in favor of the Merger.

         Fairness Opinion. The Board of Directors of the Company engaged The Harman Group to conduct a fairness opinion regarding the Merger. The Harman Group concluded that the Share Price in the Merger is fair to the Company's shareholders from a financial point of view.

         Interests of Certain Persons in the Merger. In considering the recommendation of the Board of Directors of the Company with respect to the Merger Agreement, shareholders should be aware that certain members of the Board of Directors of the Company and its management have certain interests in the Merger that are in addition to, or different from, the interests of the shareholders of the Company generally. These interests include members of the Board of Directors of the Company serving as members of the Board of Directors of Bancinsurance and Acquisitions and ownership of shares of common stock of Bancinsurance by members of the Board of Directors of the Company. See "The Merger -- Interests of Certain Persons in the Merger."

         Exchange of Certificates. As soon as reasonably practicable on or after the Effective Time, transmittal materials will be provided to each holder of record of Common Stock for use in exchanging such holder's stock certificates for the Share Price to which such holders are entitled. Shareholders should not surrender their stock certificates until the letter of transmittal and instructions are obtained and then only in accordance with such instructions. See "The Merger Agreement -- Procedure for Payment."

         Regulatory Approvals. None of the Company, Acquisitions or Bancinsurance is required to obtain any regulatory approvals from any governmental authority in order to consummate the Merger.

         Closing Conditions. Under the Merger Agreement, the closing of the Merger (the "Closing") is subject to several conditions, including, among others, the approval of the Merger Agreement by the Company's shareholders; conversion of the Debenture issued by the Company and held by Acquisitions; the absence of any injunction or other order restraining or challenging the Merger or any proceeding by a governmental authority seeking such an injunction or order; performance by the parties of their respective obligations under the Merger Agreement; receipt by Bancinsurance of financial statements for the Company in form and substance reasonably satisfactory to Bancinsurance; Bancinsurance's satisfactory completion of its financial due diligence of the Company; and the Company being current in all of its payments to its directors and officers.

         Restrictions on the Company's Operations and Solicitation of Alternative Proposals Prior to the Effective Time. Until the earlier of the Effective Time and the termination of the Merger Agreement:

                  (i) the Company is subject to various restrictions on its business and operations and limitations on its ability to make capital expenditures, incur indebtedness, make loans or advances, acquire or dispose of assets, amend its Articles of Incorporation or Code of Regulations, hire employees or independent contractors or increase the compensation thereof; and

                  (ii) The Company may not directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Bancinsurance and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving the Company.

         Termination. The Merger Agreement may be terminated prior to the Effective Time, whether or not the Merger Agreement has been approved by the shareholders of the Company: (i) by the mutual action of the Boards of Directors of Bancinsurance and the Company; (ii) by the Company if the conditions for the Company's performance have not been met; (iii) by Bancinsurance or Acquisitions if the conditions for either of their performance have not been met; or (iv) by Bancinsurance or the Company if there has been a material breach of a term of the Merger Agreement or of a representation or warranty contained in the Agreement by the other party.

 Federal Income Tax Consequences. The Merger will be a taxable transaction to the Company and the Company's shareholders. For federal income tax purposes, the Company may recognize gain or loss on the deemed sale of its assets to Acquisition in the Merger in an amount determined by the difference between the cash received and its tax basis in the assets. The Company's shareholders will generally recognize gain or loss in the Merger in an amount determined by the difference between the cash received and their tax basis in the Common Stock surrendered. For further information regarding certain federal income tax consequences to the Company and the Company's shareholders, see "The Merger - Federal Income Tax Consequences."

         Accounting Treatment. The Merger will be treated as a "purchase" for accounting purposes. See "The Merger -- Accounting Treatment."

         Appraisal Rights. Under Section 1701.85 of the Ohio Revised Code, holders of the Common Stock who properly exercise and perfect dissenters' rights with respect to the Merger will have the right to receive the "fair cash value" of their shares (excluding any appreciation or depreciation in market value resulting from the Merger). In order to exercise such rights, shareholders must comply with the procedural requirements of Section 1701.85 of the Ohio Revised Code, the full text of which is attached to this Proxy Statement as Appendix C. Failure to vote against the Merger proposal will not constitute a waiver of dissenters' appraisal rights. However, failure to take any of the steps required under Section 1701.85 on a timely basis may result in the loss of dissenter's rights. See "The Merger - Appraisal Rights."

                                 SPECIAL MEETING

PURPOSE OF THE MEETING AND VOTING OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Shareholders to be held on August __, 1999, commencing at 9:30 a.m., local time, at the offices of Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215, and at any adjournment or postponement of the Special Meeting, to consider and vote upon the proposal (i) to approve and adopt the Merger Agreement, and (ii) to transact such other business as may properly come before the meeting. All proxies will be voted in accordance with a shareholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a shareholder at any time before the close of voting at the Special Meeting by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Special Meeting. Any written notice revoking a proxy should be sent to: Westford Group, Inc., 20 East Broad Street, Columbus, Ohio 43215, Attention: Secretary, for delivery before the close of voting at the Special Meeting.

QUORUM; VOTE REQUIRED

         At the close of business on August 9, 1999, the Record Date for the determination of shareholders entitled to vote at the Special Meeting, there were outstanding and entitled to vote an aggregate of ______________ shares of Common Stock. Shareholders are entitled to one vote per share.

         A majority of the shares of Common Stock outstanding on the Record Date must be represented at the meeting in person or by proxy for a quorum to be present to conduct the business of the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date is required to adopt the Merger Agreement. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. A broker or nominee holding shares in "street name" will not have discretionary authority to vote with respect to the Merger ("broker non-votes"), and those shares will not be considered as present for determining the presence of a quorum at the meeting, will not be entitled to vote with respect to the Merger and will, therefore, have the same effect as a vote against approval of the Merger.

         The Principal Shareholders have agreed to cause their shares to be voted at the Special Meeting to approve and adopt the Merger Agreement. In addition, each of the Company's directors (not including Mr. Sokol) has advised the Company that he currently intends to vote the outstanding shares of Common Stock beneficially owned by him (collectively, approximately 3.7% of the number of shares outstanding on the

Record Date) to approve and adopt the Merger Agreement and the adjournment proposal (although no such director is legally bound to do so).

         A complete alphabetical list of all holders of record of Common Stock on the Record Date, including such holder's address and the number of shares of Common Stock registered in the name of such holder, will be open to examination by any such holder for any purpose germane to the Special Meeting during ordinary business hours at the offices of the Company beginning at least ten days prior to the Special Meeting and during the Special Meeting the list will be available at the offices of Porter, Wright, Morris & Arthur LLP.

OTHER MATTERS AND SOLICITATION OF PROXIES

         Management does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of shares held of record in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ADJOURNMENT PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO ADOPT THE MERGER AGREEMENT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL.

                                   THE MERGER

STRUCTURE AND EFFECT OF THE MERGER

         The Merger Agreement provides for the acquisition of the Company by means of the merger of the Company and Acquisitions with Acquisitions surviving the Merger. Following the Merger, the Acquisitions will change its name to Westford Group, Inc. and will remain a wholly-owned subsidiary of Bancinsurance. In the Merger, each holder of shares of Common Stock outstanding at the Effective Time, other than a holder who exercises its appraisal rights under Ohio law, will become entitled to receive the Share Price.

BACKGROUND OF THE MERGER

         In the fall of 1997, the Company's management decided to investigate benefits that could accrue to the Company's shareholders from merging the Company with another entity. Management wanted to explore such opportunities because of the increased costs associated with being a micro-cap publicly held company; the need for increased capital and the difficulty faced by the Company in raising such capital; rapid changes in technology that could impair the Company's existing business; and the lack of a liquid trading market for the Company's shares.

         During October and November 1997, the Company was approached by a potential acquiror ("Potential Acquiror A"), regarding a potential business combination. After discussions with Potential Acquiror A, the parties decided to proceed with further discussions after the Company's audited fiscal 1997 results were available.

         During November and December 1997, the Company was approached by a potential acquiror ("Potential Acquiror B"), regarding a potential business combination. After discussions with Potential Acquiror B, the parties decided to proceed with further discussions after the Company's audited fiscal 1997 results were available.

         At the March 13, 1998, Board of Directors meeting, the Board of Directors of the Company authorized the Company's management to continue discussions regarding potential business combinations with Potential Acquiror A and Potential Acquiror B.

         In March 1998, Potential Acquiror A and Potential Acquiror B each visited the Company's headquarters and commenced discussions regarding a potential acquisition of the Company.

         In April 1998, the Company forwarded its audited fiscal 1997 financial results to Potential Acquiror A and Potential Acquiror B.

         In May 1998, the Company continued its negotiations with Potential Acquiror A and Potential Acquiror B.

         In late May 1998, Potential Acquiror A made a verbal proposal to acquire the Company. The basic term of Potential Acquiror A's proposal was to acquire the Company for a combination of cash and debt. In late May 1998, Potential Acquiror B made a verbal proposal to acquire the Company. The basic term of Potential Acquiror B's proposal was to acquire the Company's operating subsidiary for cash. At the June 1, 1998, Board of Directors meeting, the Company's Board of Directors rejected the proposals made by Potential Acquiror A and Potential Acquiror B, because the Board of Directors considered the offers inadequate.

         From July 1998 through October 1998, Potential Acquiror A and the Company continued negotiations regarding a potential business combination and began developing an acquisition agreement.

         In September 1998, Potential Acquiror B re-approached the Company and made another verbal proposal to acquire the Company's operating subsidiary for cash. In September 1998, the Company's

Board of Directors rejected the new proposal by Potential Acquiror B, because the Board of Directors considered the price inadequate and the negative tax implications of the proposed deal structure.

         In October 1998, Potential Acquiror A submitted a proposed agreement to the Company's Board of Directors for the acquisition of the Company. The basic term of Potential Acquiror A's new proposal was to acquire the Company for a combination of cash and debt. In November 1998, the Company's Board of Directors rejected Potential Acquiror A's proposal, because adequate terms could not be reached.

         In April 1999, the Company's Board of Directors was approached by Bancinsurance to explore a possible transaction. At the April 30, 1999, Board of Directors meeting, the Company's Board of Directors authorized the Company to enter into merger discussions with Bancinsurance.

         In May 1999, because of the Bancinsurance proposal, the Company's Board of Directors engaged The Harman Group to update a previously prepared valuation of the Company.

         On June 4, 1999, the updated valuation of the Company by The Harman Group was finalized and delivered to the Company.

         In June 1999, Bancinsurance made a verbal offer to buy the Company for cash subject to agreement on price and deal structure. At the June 25, 1999, Board of Directors meeting, the Company's Board of Directors approved the Company's management to continue negotiating the final terms for a merger with Bancinsurance. At the July 16, 1999, Board of Directors meeting, the Company's Board of Directors approved the Merger and the Merger Agreement.

         On August 2, 1999, The Harman Group delivered a formal fairness opinion to the Board of Directors to the effect that the Share Price is fair to the Company's shareholders from a financial point of view.

REASONS FOR THE MERGER

         The Company's Board of Directors has determined that the Merger is advisable and in the best interests of the Company and its shareholders and has unanimously approved and recommends that the Company's shareholders vote to adopt the Merger Agreement. In making this determination, the Board considered the following factors, among others:

         1. The Board of Directors observed that the Share Price (as calculated on July 15, 1999, the trading day immediately preceding the date the Merger Agreement was approved by the Company's Board of Directors) reflects a premium of 150% over the last reported closing bid price of the Common Stock on July 15, 1999 ($.28). Additionally, the Board noted that there is a limited trading market for the Company's Common Stock on the OTC Bulletin Board and that the Merger would provide liquidity for the Company's shareholders.

         2. The Company's Board of Directors also noted that despite the Company's prospects and improvements, the market price of the Common Stock had traded within a relatively narrow range, which, in the Board's view, did not reflect the success achieved and the prospects for future growth of the Company. The Board also noted the failure of stocks in the "microcap" market to keep pace with the growth rate of larger companies during the last several years. Accordingly, the Board believed that the premium reflected by the Share Price presented an opportunity to the Company's shareholders which they might not be able to realize in the public trading markets within a reasonable timeframe.

         3. The Company obtained a fairness opinion from The Harman Group that indicates the Share Price is fair from a financial point of view to the Company's shareholders.

         4. Based on the experience of the Company's management in the course of its discussions with Bancinsurance, the terms and conditions of the Merger appeared attractive from the point of view of the Company and its shareholders. In this regard, the Board took special note of the following:

                  a. The Merger Consideration is payable entirely in cash and the Merger is not subject to any financing contingency.

                  b. The Merger is not subject to the approval of Bancinsurance's shareholders.

         5. Mr. Sokol, who together with his wife, has the power to vote approximately 42.4% of the outstanding Common Stock, had advised the Board that in his view the Merger presented an attractive opportunity for himself and the Company's other shareholders and that he intended to endorse Bancinsurance's proposal and to vote his shares (and that Mrs. Sokol would vote her shares) in favor of the Merger.

         The foregoing discussion of the information and factors considered by the Board of Directors addresses the material factors considered by the Board in its consideration of the Merger. The Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Company's shareholders. In reaching its determination, the Board of Directors took the various factors into account collectively. The Board did not perform a factor-by-factor analysis, but rather its determination was made in consideration of all of the factors as a whole.

FAIRNESS OPINION

         The Harman Group Corporate Finance, Inc. ("The Harman Group") is a regional investment banking firm, that as a part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures and other corporate transactions. The Harman Group was founded in Columbus, Ohio in 1988.

         The Harman Group was selected to opine on the fairness of this transaction because of its expertise and familiarity with the Company and its business. The Harman Group's fees for the fairness opinion and the valuations it prepared of the Company are payable on a non-contingent basis. The final fees are dependent upon actual time spent by The Harman Group preparing the fairness opinion, which will be charged at an hourly rate. The Company has not received The Harman Group's final invoice for the fairness opinion and valuations, but the total fee payable to The Harman Group is capped at $20,000.

         The Harman Group has delivered its written fairness opinion to the Board of Directors of the Company, which opinion states that the consideration to be received by the shareholders of the Company in the Merger is fair from a financial point of view. Shareholders are encouraged to read The Harman Group's fairness opinion (attached hereto as Appendix B) in its entirety. In rendering its opinion, The Harman Group (i) reviewed the Agreement from a financial point of view; (ii) reviewed various current and historical financial statements and information of the Company, provided by the Company, including audited financial statements for the last six years, latest available unaudited quarterly statements, and certain other business and financial information supplied to us by the Company with respect to the Company's operating performance and condition; (iii) conducted discussions with the senior management of the Company regarding its assets and operations, business plans and strategies, past and current financial performance, financial condition and future prospects; (iv) reviewed forecasts for the Company prepared by the Company's management; (v) considered the capitalization and financial condition of the Company; (vi) considered the discounted cash flow value of the Company; (vii) analyzed available information concerning other companies whose business or businesses it believed to be generally comparable, in whole or in part, to that of the Company; and (viii) reviewed such other materials and conducted such other investigations as it deemed appropriate.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Company's Board of Directors to adopt the Merger Agreement, shareholders should be aware that certain directors and executive officers of the Company have interests that are in addition to or may be different from the interests of the Company's shareholders generally, and that the directors having such interests participated in the discussion, deliberation and voting of the Company's Board of Directors to adopt the Merger Agreement.

         Si Sokol, the Company's Chairman, President and Chief Executive Officer is also the Chairman and Chief Executive Officer of Bancinsurance. Additionally, Mr. Sokol is a director of Acquisitions. Mr. Sokol, together with his wife, beneficially owns 2,811,900 shares or 45.8% of the outstanding common stock, without par value, of Bancinsurance (the "Bancinsurance Stock").

         James R. Davis, a director of the Company, is also a Vice President and Director of Bancinsurance. Mr. Davis beneficially owns 42,000 shares or 0.7% of the Bancinsurance Stock.

         Daniel D. Harkins, a director of the Company, is also a director of Bancinsurance. Mr. Harkins beneficially owns 58,500 shares or 1.0% of the Bancinsurance Stock.

         John S. Sokol, son of Si Sokol, is a director of the Company and the President and a director of Bancinsurance. Additionally, Mr. John Sokol is a director of Acquisitions. Mr. John Sokol beneficially owns 293,140 shares or 4.8% of the Bancinsurance Stock.

ACCOUNTING TREATMENT

         The Merger will be treated as a "purchase" for financial accounting and reporting purposes, in accordance with generally accepted accounting principles. The aggregate purchase price for the acquisition of the Company will be allocated to the assets acquired and the liabilities assumed as a result of the Merger based on their respective fair market values. The excess, if any, of cost over fair value of the net tangible assets of the Company will be recorded as goodwill and other intangible assets.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the principal United States federal income tax consequences of the Merger is presented for general informational purposes only, based upon currently applicable law. EACH HOLDER OF COMMON STOCK IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

         The receipt of cash in exchange for the shares being surrendered pursuant to the Merger (the "Shares") will constitute a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code") (and may also constitute a taxable transaction under applicable state, local, foreign and other tax laws). As a result, both the Company and the Company's shareholders may recognize taxable gain or loss as the Merger will be treated for federal tax purposes as the deemed sale of the Company's assets to Acquisition followed by a complete redemption of the shareholder's stock in liquidation of the Company. The Company will generally realize gain or loss in an amount equal to the difference between the Merger Consideration and its tax basis in the assets. The amount of such gain or loss that is recognized by the Company, however, may be reduced by certain operating losses and other tax attributes of the Company.

         A holder of Shares will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received by such holder pursuant to the Merger and such holder's aggregate adjusted tax basis in the Shares. If the Shares are held as capital assets in the hands of the shareholder, any gain or loss recognized by the holder of such Shares will constitute capital gain or loss (subject to the limitations of the Code). If the Shares are held for more than 12 months as of the Effective Date, any such gain or loss will constitute long-term capital gain or loss. For noncorporate shareholders, long-term capital gain generally will be subject to federal income regular tax at a maximum rate of 20%, if the underlying Shares have been held for more than 12 months as of the Effective Date. Certain limitations apply to the deductibility of capital losses.

         The general tax treatment set forth above may not apply to certain classes of shareholders who are subject to special treatment under the Code, such as dealers in securities, tax-exempt investors and shareholders who are deemed to be a related party to Acquisition or Bancinsurance under the Code.

         A shareholder (other than certain exempt shareholders including, among others, all corporations and certain foreign individuals) that receives the merger consideration may be subject to backup withholding at a rate of 31% unless the shareholder provides its correct Taxpayer Identification Number ("TIN") (or certifies that it has applied for a TIN), certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does furnish its correct TIN in the prescribed manner or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the IRS, and gross proceeds of the Merger payable to such shareholder may be subject to backup withholding by the Paying Agent at a rate of 31%. Each shareholder should complete and sign the Substitute Form W-9 to be included as part of the letter of transmittal to be sent after the Merger so as to provide the information and certification necessary to avoid backup withholding.

         Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return.

REGULATORY COMPLIANCE

         The Company is not aware of any filing, registration, notice or other action that must be made with, given to or taken by any governmental authority in connection with the Merger, other than the filing of the Certificate of Merger with the Office of the Secretary of State of Ohio. The Company is also not aware of any license, permit or authorization that is material to the Company's business and that would be affected by the Merger.

APPRAISAL RIGHTS

         Under Section 1701.85 of the Ohio Revised Code, holders of the Common Stock who properly exercise and perfect dissenters' rights with respect to the Merger will have the right to receive the "fair cash value" of their shares (excluding any appreciation or depreciation in market value resulting from the Merger). In order to exercise such rights, shareholders must comply with the procedural requirements of Section 1701.85 of the Ohio Revised Code, the full text of which is attached to this Proxy Statement as Appendix C. Failure to vote against the Merger proposal will not constitute a waiver of dissenters' appraisal rights. However, failure to take any of the steps required under
Section 1701.85 on a timely basis may result in the loss of dissenter's rights.

         The following discussion is not a complete statement of the law pertaining to dissenting shareholder rights under the Ohio Law and is qualified in its entirety by the full text of Section 1701.85 which is reprinted in its entirety as Appendix C to this Proxy Statement.

         Shareholders of the Company who (i) are shareholders of record on the August 9, 1999 record date established for determining who is entitled to notice of the meeting called for the purpose of approving the Merger, (ii) do not vote in favor of the Merger, and (iii) who, within 10 days after the date of the vote on the Merger is taken, deliver written demand in compliance with the provisions of Section 1701.85(A)(2) of the Ohio Revised Code, shall be entitled to receive the fair cash value of the shares that were not voted in favor of the Merger (the "Dissenting Shares"). A vote against the Merger proposal will not satisfy the notice requirement. The written demand must set forth the shareholder's address, the number of shares as to which the shareholder seeks relief and the amount the shareholder claims as the fair cash value of the Dissenting Shares. Shareholders will not be notified of the expiration of the 10 day notice period. However, if the vote on the Merger proposal is held as scheduled on __________, 1999, then the 10 day period would end on ___________, 1999.

         If the Company receives a written demand from a shareholder seeking the fair cash value of Dissenting Shares, it may request delivery of the certificate or certificates that represent the Dissenting Shares. The dissenting shareholder must deliver the certificate or certificates representing the Dissenting Shares to the Company within 15 days of the date of its request therefor or the shareholder's rights with respect to the Dissenting Shares will terminate. If the certificate or certificates representing the Dissenting Shares are delivered to the Company, it must promptly endorse the certificates with a legend to the effect that a demand for the fair cash value for the Dissenting Shares has been made and return the certificates to the dissenting shareholder.

         If the Company and the dissenting shareholder cannot agree on the fair cash value of the Dissenting Shares, then either may, within three months after the date of the service of the demand for fair cash value was made by the dissenting shareholder, file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the Dissenting Shares is located or was located when the Merger proposal was adopted by the shareholders of that corporation, i.e., the Franklin County, Ohio Court of Common Pleas. The court will first make a determination if the dissenting shareholder is entitled to receive the fair cash value for the Dissenting Shares. If the court determines that the dissenting shareholder is entitled to fair cash value for the Dissenting Shares, the court will appoint an appraiser or appraisers to make a finding as to the fair cash value of the Dissenting Shares.

         The fair cash value will be determined based on what a willing seller who is under no compulsion to sell would be willing to accept and that which a willing buyer who is under no compulsion to purchase would be willing to pay for the Dissenting Shares. In no event will the fair cash value exceed the amount stated in the written demand by the dissenting shareholder. In computing the fair cash value, any appreciation or depreciation in the market value resulting from the Merger shall be excluded.

         The fair cash value that is agreed upon between the parties or that is determined by the court shall be paid within 30 days after the date of the final determination of such value or the consummation of the Merger, whichever occurs last. Payment shall be made only upon and simultaneously with the surrender of the certificate or certificates representing the Dissenting Shares.

         The costs of the action, including reasonable compensation to the appraisers, will be fixed by the court and will be assessed or apportioned as the court considers equitable.

         A shareholder's right to receive the fair cash value for the Dissenting Shares terminates if (i) the dissenting shareholder does not strictly comply with the requirements of Section 1701.85, (ii) the Merger is abandoned, (iii) the dissenting shareholder withdraws the demand for fair cash value, or (iv) Bancinsurance and the dissenting shareholder have not come to an agreement regarding the fair cash value of the Dissenting Shares and neither has filed a complaint with the court of common pleas within the time period described in
Section 1701.85(B).

         Failure to follow the steps required by Section 1701.85 of the Ohio Revised Code for perfecting dissenting shareholder rights may result in the loss of such rights, in which event a holder of the Common Stock will be entitled to receive the consideration to be issued with respect to such shares in accordance with the Merger Agreement.

MERGER CONSIDERATION

         By virtue of the Merger and without any action on the part of the shareholders of the Common Stock, at the Effective Time, all outstanding shares of Common Stock (excluding shares held in the treasury of the Company, and shares held by Bancinsurance or Acquisitions, which shall be cancelled) will be converted into the right to receive in cash $0.70 per share.

         Notwithstanding the foregoing, shares of capital stock of Common Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who have not voted such shares in favor of the approval and adoption of the Merger Agreement and who have delivered a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the Ohio Law ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Share Price, but the holders of such shares shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the Ohio Law; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within ten (10) days after the Effective Time), or (ii) if any holder fails to perfect or loses his appraisal rights as provided in Section 1701.85 of the Ohio Law, or (iii) if any holder of Dissenting Shares fails to demand payment within the time period provided in Section 1701.85 of the Ohio Law, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Share Price, without any interest thereon. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of the Company pursuant to the Ohio Law, shall be cancelled.

PROCEDURE FOR PAYMENT

         Concurrent with the Effective Time, Bancinsurance will deliver to Fifth Third Bank (the "Paying Agent") cash in an amount sufficient to pay in full the Merger Consideration to the holders of Common Stock at the Effective Time. The Paying Agent will mail a letter of transmittal (with instructions) to each record holder of Common Stock at the Effective Time for such holder to use in surrendering the certificate which represents its shares of Common Stock.

REPRESENTATIONS AND WARRANTIES

         To induce Bancinsurance and Acquisitions to enter into the Merger Agreement and to consummate the Merger, the Company made numerous representations and warranties, including with respect to (i) the organization, qualification and capitalization of the Company; (ii) the power of the Company to enter into the Merger Agreement; (iii) necessary consents to consummate the Merger; (iv) the accuracy of the Company's financial statements; (v) the absence of certain changes or events; (vi) the status of litigation and claims pending;
(vii) title to the Company's properties; (viii) status of intellectual property rights; (ix) status of labor matters; (x) the existences of severance arrangements; (xi) the payment of taxes; (xii) compliance with law and permits;
(xiii) the status of the Company's employee benefit plans; (xiv) compliance with environmental laws; (xv) the condition of the Company's assets; (xvi) the status of the Company's material contracts; (xvii) the sufficiency and existence of insurance; (xviii) pending transactions; (xix) claims against officers and directors; (xx) customers; (xxi) the properness of certain payments; (xxii) the use of a business broker; (xxiii) the status of accounts receivables; (xxiv) the Company's filings with the Securities and Exchange Commission; and (xxv) the accuracy of certain statements.

PRE-CLOSING COVENANTS

         Until the Effective Time, the Company is required (except as otherwise agreed by Bancinsurance), among other things, to conduct its businesses in the ordinary course, consistent with past practice and use its best efforts to preserve its present business organization, keep available the services of its current officers and employees, maintain its assets in good repair and condition, maintain its books of account and records in the usual manner, and to preserve its goodwill and ongoing business. The Company has agreed to take certain actions and to refrain from taking certain actions during such period that are customary in merger transactions. These provisions limit, among other things, the Company's ability to amend its Articles of Incorporation and Code of Regulations, to pay dividends, to change its capital structure, to borrow money, to acquire or dispose of property and to increase the compensation of its directors, officers and employees in excess of certain limits, in each case without the approval of Bancinsurance. These restrictions could prevent the Company from entering into certain transactions during such period that may have been in the best interests of the Company's shareholders.

NO SOLICITATION

         Until the earlier of the Effective Time and the termination of the Merger Agreement, the Company may not directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Bancinsurance and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving the Company (such transactions being hereinafter referred to as "Alternative Transactions"). The Company must immediately notify Bancinsurance if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of an Alternative Transaction.

CONDITIONS TO CLOSING

         The obligations of the parties to close the Merger is subject to several conditions, including:

                  (a) the accuracy of the other party's representations and warranties in all material respects and the performance of the other party's material obligations under the Merger Agreement;

                  (b) the absence of any injunction or other order restraining or challenging the Merger or any proceeding by a governmental authority seeking such an injunction or order;

                  (c) the absence of material adverse changes in the business, operations, affairs, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole;

                  (d) the approval of the Merger by the Company's shareholders;

                  (e) the conversion option in the Debenture issued by the Company and held by Acquisitions shall have been exercised by Acquisitions;

                  (f) receipt by Bancinsurance of Financial Statements for the Company in form and substance reasonably satisfactory to Bancinsurance;

                  (g) Bancinsurance's satisfactory completion of its financial due diligence of the Company to its satisfaction; and

                  (f) the Company being current in all of its payments to its directors and officers.

TERMINATION

         The Merger Agreement may be terminated prior to the Effective Time, whether or not the Merger Agreement has been approved by the shareholders of the Company, if, among other things, (i) by the mutual action of the Boards of Directors of Bancinsurance and the Company; (ii) by the Company if the conditions for the Company's performance have not been met; (iii) by Bancinsurance or Acquisitions if the conditions for either of their performance have not been met; or (iv) by Bancinsurance or the Company if their has been a material breach of a term of the Merger Agreement or of a representation or warranty contained in the Agreement by the other party.

INDEMNIFICATION

         The Company has agreed to indemnify Bancinsurance and Acquisitions from any losses incurred or suffered by them relating to a material breach of or any inaccuracy in any representation or warranty made by the Company to Bancinsurance or Acquisitions in the Merger Agreement or any document delivered by the Company at Closing. Bancinsurance and Acquisitions have agreed to indemnify the Company from any losses incurred or suffered by it relating to a material breach of or any inaccuracy in any representation or warranty made by the Bancinsurance or Acquisitions to the Company in the Merger Agreement or any document delivered by Bancinsurance or Acquisitions at Closing.

AMENDMENT

         The Merger Agreement may be amended by the parties thereto, by action taken by the respective Boards of Directors of the parties, at any time before or after shareholder approval of the Merger. After shareholder approval, however, no amendment may be made which changes the Merger Consideration without the further approval of shareholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

                       INFORMATION REGARDING BANCINSURANCE

         Bancinsurance is an Ohio insurance holding company engaged primarily in the underwriting of specialized and niche insurance products and related services through its wholly-owned insurance subsidiary, Ohio Indemnity Company ("Ohio Indemnity"). Ohio Indemnity is licensed to transact business in 47 states and the District of Columbia and on a surplus lines basis in Texas. BCIS Services, Inc. ("BCIS Services"), an Ohio corporation and a wholly-owned subsidiary of Bancinsurance is a non-risk bearing provider of workers' compensation administration and cost control services to employers who retain and transfer their workers' compensation risk. Custom Title Services, Inc. (formerly known as Title Research Corporation) ("Custom Title"), an Ohio corporation and a wholly-owned subsidiary of Bancinsurance specializes in title, appraisal and related services which support documentation needs for first and second mortgage lending requirements. Bancinsurance's address and phone number are: Bancinsurance Corporation, 20 East Broad Street, Columbus, Ohio 43215,
(614) 228-2800.

 BANCINSURANCE SELECTED FINANCIAL DATA

                           Six Months Ended
                               June 30,
                             (unaudited)                            Year Ended December 31,
                        -----------------------    -----------------------------------------------------------
                           1999        1998           1998        1997        1996        1995        1994
                           ----        ----           ----        ----        ----        ----        ----
Premiums earned         $12,279,045  $9,231,966    $20,869,288 $11,226,584 $10,138,104 $19,783,307 $25,535,824
Investment & other        2,862,134   2,494,332      5,328,425   4,661,158   2,566,770   2,027,037   2,140,734
 income
Total revenues           15,141,179  11,726,298     26,197,713  15,830,401  12,704,874  21,810,344  27,676,558
Losses and loss           7,313,701   5,943,154     13,340,737   6,070,954   5,404,484  12,760,094  15,564,508
 adjustment expenses
   net of
   reinsurance
recoveries
Operating expenses        4,901,421   3,520,610      8,106,214   6,090,799   4,179,093   7,452,466   9,459,652
Operating income          2,926,057   2,262,534      4,750,762   3,668,648   3,121,297   1,597,784   2,652,398
Income taxes                862,284     624,065      1,356,342     967,354     780,249     176,698     335,403
Net income                2,063,773   1,638,469      3,394,420   2,701,294   2,341,048   1,421,086   2,316,995
Net income per                 $.33        $.26           $.55        $.44        $.38        $.23        $.37
   common share,
   diluted (1)

Selected Balance Sheet Data

                           Six Months Ended
                               June 30,
                              (unaudited)                           Year Ended December 31,
                        ------------------------   -----------------------------------------------------------
                           1999         1998          1998        1997        1996        1995        1994
                           ----         ----          ----        ----        ----        ----        ----
Total assets            $40,540,607  $35,948,667   $35,948,667 $31,404,432 $28,274,952 $27,750,234 $43,774,264
Note payable to bank      4,000,000    4,250,000     4,250,000   5,000,000   5,600,000   5,616,132   5,916,132
Net shareholders'        24,334,906   22,504,482   $22,504,482 $19,079,801 $15,906,817 $13,710,410 $11,838,424
   equity


    (1) Earnings per share assuming dilution is computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding adjusted for any dilutive potential common shares for the period, restated for common stock dividends.

                        INFORMATION REGARDING THE COMPANY

         The Company was incorporated in Ohio in 1972 and was a bank holding company prior to August 15, 1978. Effective as of that date, the Company sold all of its controlling interest in the Community National Bank of Mt.
Gilead, Ohio ("Mt. Gilead Bank").

         Following the disposition of the Mt. Gilead Bank, the intention of the Company was to utilize a portion of the sale proceeds to commence operations as a reinsurer in the credit life and disability reinsurance business. These operations, however, were frustrated as a result of shareholder litigation which was eventually settled and dismissed.

         On January 12, 1988, American Legal Publishing Corporation ("ALP Corporation"), a newly formed, wholly-owned subsidiary of Westford Group, Inc., purchased substantially all of the assets of AM Comp, Inc., formerly American Legal Publishing Company. The acquired assets consisted generally of inventory, equipment, supplies, computer software, contracts, leasehold interest and various other intangibles. See note 1(f) to the consolidated financial statements.

         ALP Corporation's primary business consists of the codification of municipal and county Codes of Ordinances and the supplementing thereof. The services provided by ALP Corporation to a customer in providing codification services include:

       (1) A review of the municipal ordinances of the customer to detect possible conflicts with state and federal law, state and federal constitutions, and state and federal court decisions. This review is done at the specific direction of the customer's attorney.

       (2) A review of the ordinances of the customer to make sure that they do not conflict with other ordinances or the charter, if one exists.

       (3) Suggestions to the customer for changes, additions and deletions to their ordinances. After editorial and indexing work is concluded, the code is enacted into law and published in a loose-leaf or electronic form to facilitate regular supplementing to reflect changes in state and local law.

         ALP Corporation believes that the additional services it provides in codifying a customer's ordinances distinguish it from competitors.

         Most of ALP Corporation's codification contracts include a provision to supplement the customer's code for an additional fee, not less than annually, for a period of five (5) years. Although the agreement may usually be terminated by the customer by written notice prior to ninety (90) days before the anticipated delivery date of the supplement, ALP Corporation has generally been successful in retaining municipalities on supplemental contracts, and in having these contracts renewed prior to expiration.

       Some states now require that municipalities and/or counties each have a Code of Ordinances. For this reason, ALP Corporation has prepared and marketed a "Basic Code of Ordinances" to smaller municipalities in these states who do not need or cannot afford a custom Code of Ordinances but who, by adoption of a basic code, can meet state law requirements or receive the economic benefits of having a local code. ALP Corporation has developed this basic or model Code of Ordinances for the states of Ohio, Illinois, Indiana, Kentucky and North Carolina. It has also developed, and is marketing with a Texas firm, a model Code of Ordinances for Texas. In North Carolina, Kentucky, Oregon, Minnesota and Nebraska, ALP Corporation serves as the official code consultant to the state municipal leagues. Furthermore, in 1985, the State of Kentucky enacted legislation providing grants to municipalities to fund a Code of Ordinances as mandated by state law.

         ALP Corporation presently has twenty-five full-time employees. The staff consists of marketing, production, general administrative and editorial personnel, eight of whom have law degrees.

         There are approximately twenty-five (25) companies involved in the codification of local government ordinances. Five (5) companies operate on either a national or regional basis, with the rest serving clients only within a relatively small geographic area. ALP Corporation currently represents approximately 1,000 local governmental units in thirty-two (32) states.

         Rapid growth in the codification industry is most easily attainable through acquisition of competitors. In recent years, ALP Corporation held serious discussions with competitors regarding the purchase of such operations by ALP Corporation. However, no agreements have been reached to date.

         The publication of local government material in electronic formats has become a growing market segment. Local governments are looking for ways to manage information electronically rather than to rely on growing stacks of paper documents. ALP Corporation has developed programs for maintaining codes of ordinances, meeting minutes, attorney opinions and other public documents in an electronic format. In Ohio, California, Texas, Michigan and Wisconsin, ALP Corporation contracts with the state municipal leagues to provide various electronic records management services.

PROPERTIES

         The executive offices of the Company are located in an office building at 20 East Broad Street, Columbus, Ohio. The office facilities are shared with other affiliated entities and rental and bookkeeping expenses are allocated among them. The Company does not own any materially important property used in its operations.

         ALP Corporation occupies 5,558 square feet of rentable area on the 12th floor of the building located at 432 Walnut Street, Cincinnati, Ohio under an operating lease which will expire July 31, 2003. The lease provides for a monthly rental of $5,442, net of reimbursements payable to the lessor for cost of maintenance and operation of the building.

LEGAL PROCEEDINGS

         The Company is routinely a party to litigation incidental to its business, as well as to other nonmaterial litigation. Management believes that no individual item of litigation, or group of similar items of litigation, is likely to result in judgments that will have a material adverse effect on the financial condition or results of operations of the Company.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDERS MATTERS

         There is no established public trading market for the Company's shares. The Company does not have reliable information with respect to high and low bid prices for each quarter. The number of holders of record of the Company's Common Stock as of June 30, 1999 was 2,071.

         There has been no cash dividend declared or paid on the Company's outstanding common stock for the two most recent fiscal years. The Company's intent is to reinvest earnings to finance its growth for the purpose of improving and increasing both earnings per share and net worth, and therefore it is not anticipated that the Company will pay dividends in the foreseeable future.

COMPANY SELECTED FINANCIAL DATA

                             Six Months Ended
                                 June 30,
                                (unaudited)                         Year Ended December 31,
                            --------------------    ---------------------------------------------------------
                                1999       1998         1998       1997        1996       1995        1994
                                ----       ----         ----       ----        ----       ----        ----

Sales                       $1,020,886 $890,240     $1,702,862 $1,440,738  $1,505,952  $1,389,459 $1,234,981
Cost of sales                 499,907   429,829       832,748     773,756     817,434    815,399     731,089
Selling, general and          441,614   331,074       695,716     665,764     582,131    424,917     416,149
   administrative
   expenses
Income taxes                   19,129    30,740        32,482      10,107      27,876     31,579      33,451
Net income (loss)              57,697    95,634       138,177    (15,159)      68,800     99,923      35,246
Net income (loss)                $.03      $.06          $.08      $(.01)        $.04       $.06        $.02
   per common share,
   diluted
Average number of           1,712,546  1,695,875    1,696,042   1,681,165   1,666,219  1,664,842   1,661,226
   shares of common
   stock outstanding


Selected Balance Sheet Data

                             Six Months Ended
                                 June 30,
                                (unaudited)                         Year Ended December 31,
                            --------------------    ---------------------------------------------------------
                                1999       1998         1998       1997        1996      1995          1994
                                ----       ----         ----       ----        ----      ----          ----

Current assets               $866,401  $815,871     $ 815,871  $  576,734  $  532,313  $ 552,267    $  406,434

Notes payable                       -         -             -       3,575       3,575     83,594        10,009
   to bank
Current liabilities           311,185   273,091       273,091     214,060     144,969    266,150       276,422
Working capital               555,216   542,780       542,780     362,674     387,344    286,117       130,012
Total assets                1,078,708   978,542       978,542     782,586     733,543    791,060       669,359
Shareholders' equity          717,523   655,451       655,451     516,524     530,933    462,139       361,966

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


SUMMARY

         The following table sets forth changes in certain items reflected in the financial data as compared to the indicated prior period.

         Increase(Decrease)

                                                            Six Months Ended       Year Ended December 31,
                                                            June 30, 1998-99    1997-98              1996-97
                                                            ----------------    -------              -------

         Sales                                                   $130,646      $ 262,124           $ (65,214)
         Cost of sales                                             70,078         58,992             (43,678)
         Selling, general and
         administrative expenses                                  110,540         29,952              83,633

RESULTS OF OPERATIONS

         Three and Six Months ended June 30, 1999 compared to Three and Six Months ended June 30, 1998

         The Company's business is principally carried on through American Legal Publishing Corporation ("ALP Corporation"), a consolidated subsidiary. ALP Corporation's sales increased 14.7% during the first six months of 1999 as compared to the first six months of 1998 and increased 12.8% during the three months ended June 30, 1999 as compared to the three months ended June 30, 1998. Codification revenue of $288,018 increased 41.8% during the first six months of 1999 as compared to $203,107 during the first six months of 1998 and increased 48.4% during the three months ended June 30, 1999 as compared to the three months ended June 30, 1998 principally due to expanding sales in the Company's key growth areas coming into 1999. The Company's subscription services provided to governmental and emerging private industry markets increased 11.1% from $173,873 during the six months ended June 30, 1998 to $193,125 for the six months ended June 30, 1999 due to higher subscription sales of expanded search and retrieval software products including city league law handbooks, city production and zoning manuals, and state statutes and manuals on CD rom. Subscription services remained relatively constant for the three months ended June 30, 1999 as compared with the three months ended June 30, 1998. Supplementation services on existing codes of ordinance increased 5.2% from $513,260 for the six months ended June 30, 1998 as compared to $539,744 for the six months ended June 30, 1999 and increased 5.9% for the three months ended June 30, 1999 as compared to the three months ended June 30, 1998 due to maximizing revenue from existing clients and accelerated job completions. Gross margin increased 13.2% in the six months ended June 30, 1999 compared to the six months ended June 30, 1998 and increased 8.2% in the three months ended June 30, 1999 compared to the three months ended June 30, 1998. Cost of sales increased 16.3% from $429,829 in the six months ended June 30, 1998 compared to $499,907 for the six months ended June 30, 1999 and increased 17.8% for the three months ended June 30, 1999 as compared with the three months ended June 30, 1998 primarily due to increases in production salaries, outside printing, and insurance. Selling, general and administrative expenses increased 33.4% from $331,074 for the six months ended June 30, 1998 to $441,614 for the six months ended June 30, 1999 and increased 37.5% for the three months ended June 30, 1999 as compared with the three months ended June 30, 1998 primarily due to increases in administrative salaries, computer consulting, shareholder expense, conventions and legal.

         Year Ended December 31, 1998 and 1997

         The Company's business is principally carried on through its wholly-owned subsidiary, ALP Corporation. ALP Corporation's sales increased 18.2% from $1,440,738 during 1997 to $1,702,862 during 1998 principally due to increases in subscription and supplementation sales offset by a decrease in codification sales. Codification revenue decreased 7.8% from $404,352 to $372,866 during 1997 as compared to 1998, respectively, principally due to a leveling of sales in the Company's key growth areas coming into 1998. Supplementation services on existing codes of ordinance increased 26.2% from $787,434 to $994,119, due to maximizing revenue from existing clients and accelerated job completions. Subscription services provided both to governmental and emerging private industry markets increased 45.2% from $248,686 during 1997 to $361,164 during 1998 due to subscription sales of expended search and retrieval software products, including city league law handbooks, city production manuals, state statutes in addition to sales of several significant customers manuals on CD. Gross margin increased 30.5% in 1998 as compared to 1997 as sales increased at a higher percentage rate than the percentage rate increase in cost of sales, mainly reflecting lower costs resulting from production efficiencies. Costs of sales increased 7.7% from $773,356 to $832,748 during 1997 as compared to 1998, respectively, primarily due to increases in production salaries, insurance, copier supplies and postage.

         Year Ended December 31, 1997 and 1996

         ALP Corporation's sales decreased 4.3% during 1997 as compared to 1996, primarily due to a decline in new contract sales in 1995 and 1996 that limited growth in 1997 and a one time republication for a significant customer in 1996. As a result, codification revenue decreased 20.8% during 1997 as compared with 1996. Subscription services in existing codes of ordinance increased 4.1% due to increased subscriptions sales of search and retrieval software. Gross margin decreased in 1997 as compared to 1996 as sales decreased at a higher percentage rate than the percentage rate decrease in cost of sales. Selling, general and administrative expenses increased 13.3% in 1997 as compared to 1996 primarily due to increases in salaries, legal and professional, commissions and travel.

LIQUIDITY AND CAPITAL RESOURCES

         Although it is impossible to estimate accurately the future cash flow from the operations of the Company's codification business, management believes the Company's effective capital costs may increase. All of the capital expenditures for 1999 were funded from the Company's cash flow from operations. Equipment additions in 1999 approximated $70,000 and were funded from the Company's cash flow from operations. Management does not know of any trends, events or uncertainties that will have or that are reasonably likely to have a material effect on the Company's liquidity, capital resources or results of operations.

INTANGIBLE ASSET

         The excess of net assets acquired in a business combination over the purchase price of approximately $165,000 was allocated to a database acquired. The database is comprised of the municipal code data and related files. Provision for amortization of the database is based on an estimated useful life of forty years reflecting the long-lived nature of municipal codes.

INFLATION

         Management does not consider the impact of changing prices to be material in the analysis of the Company's overall operations.

IMPACT OF THE YEAR 2000 ISSUE

         The Company utilizes management information systems and software technology that may be affected by Year 2000 issues throughout its business. During fiscal 1997, the Company began to implement plans at both of its locations to ensure those systems continue to meet its internal and external requirements. During fiscal 1997, the Company's Corporate office completed the installation and testing of its internal financial systems which are Year 2000 compliant. The Corporate office utilizes the latest version of Year 2000 compliant Platinum SQL software for its internal financial system. All of ALP Corporation's Folio products are Year 2000 compliant. During the fourth quarter of 1998, ALP Corporation purchased the network enhancement pack which contained Year 2000 compliance patches. The Company's invoicing database software is not Year 2000 compliant. The Company is in the data gathering phase with regard to applications, database software and hardware. The Company has retained MCSE (Microsoft Certified Systems Engineer) consultant to review the impact of its Year 2000 risks. Continuing evaluation by our MCSE in developing contingency plans and to complete remediation work on separate portions of the project are on-going. Expected completion of all phases is anticipated by third quarter end, 1999. If the Company is unable to achieve Year 2000 compliance for its invoice database system, the Year 2000 would not have a material impact on the operations of the Company as billings would be produced with alternative procedures. The Company is developing a contingency plan for its database software. Those plans include adapting and expanding the Company's existing database system to be Year 2000 compliant. The cost of making these adaptations is not expected to be material and will be expensed in the period incurred.

TRENDS

         The Company's results of operations have varied from quarter to quarter principally because of fluctuations in production results. The Company's experience indicates that sales increase during second and third quarters as a result of sales to basic code subscribers. The Company expects that such quarterly fluctuations may lessen as the percentage of the Company's new sales are made to clients with fiscal years other than December 31, although there can be no assurance that this will occur.

FORWARD-LOOKING INFORMATION

         Statements in the preceding discussion that indicate the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is continued under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission, as the same may be amended from time to time.

         Forward-looking statements are not guarantees for performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many factors that will determine these results and values are beyond the Company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have an intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth: (i) the name and address of each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities and each director and each officer named in the Summary Compensation Table of the Company's latest Proxy Statement; and (ii) the number and percent of the Company's common shares beneficially owned by each such person and by all directors and officers of the Company as a group as of July 28, 1999:

                                                   Number of Shares                             Percent
                                                     Beneficially                                 of
Name of Beneficial Owner                              Owned (1)                                  Class
------------------------                              ---------                                  -----

James R. Davis                                          2,000                                      0.1%
Director
20 East Broad Street
Columbus, Ohio  43215

Daniel D. Harkins                                           0                                      0.0%
Director
20 East Broad Street
Columbus, Ohio  43215

David White                                            25,000                                      1.5%
Director
20 East Broad Street
Columbus, Ohio  43215

John S. Sokol                                          74,250 (2)                                  4.3%
Director
20 East Broad Street
Columbus, Ohio  43215

Barbara Sokol                                         726,773 (2)                                 42.4%
20 East Broad Street
Columbus, Ohio  43215

Si Sokol                                              726,773 (2)                                 42.4%
Chairman and President
20 East Broad Street
Columbus, Ohio  43215

All Directors and Officers                            778,023                                     45.4%
as a group (six persons)
---------------------------------------


(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2) Includes 300,300 shares owned by Barbara Sokol, of which 150,000 shares are owned by her a trustee for her children, including 50,000 shares as trustee for John Sokol, and 426,473 shares owned by Si Sokol, her husband. The rules of the Securities and Exchange Commission require that Mr. and Mrs. Sokol's shares be aggregated for purposes of this disclosure; however, Mr. and Mrs. Sokol each disclaim any beneficial ownership of the other's shares.

PRINCIPAL ACCOUNTANTS

        Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants, are expected to attend the Special Meeting and will have the opportunity to make a statement if they desire to do so. Additionally, the representatives of PricewaterhouseCoopers LLP are expected to be available to respond to appropriate questions.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, or, with respect to certain of such material, through the Commission's World Wide Web site (http://www.sec.gov).

         Shareholders who have any questions about the Merger or executing, changing or revoking a proxy, should contact Sally J. Cress, Secretary of the Company at Westford Group, Inc. 20 E. Broad St., Columbus, Ohio 43215, telephone number (614) 228-2800, fax number (614) 228-5419.


         THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. SHAREHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR PHOTOBITION SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROXY STATEMENT.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Audited Consolidated Financial Statements
    Independent Auditors' Report .........................................  F-2
    Consolidated Balance Sheets     ......................................  F-3
    Consolidated Statements of Operations.................................  F-5
    Consolidated Statements of Stockholders' Equity.......................  F-6
    Consolidated Statements of Cash Flows.................................  F-7
    Notes to Consolidated Financial Statements............................  F-9

Unaudited Consolidated Financial Statements
    Unaudited Condensed Consolidated Balance Sheets.......................  F-14
    Unaudited Condensed Consolidated Statements of Operations.............  F-16
    Unaudited Condensed Consolidated Statements of Cash Flows.............  F-17
    Notes to Interim Unaudited Condensed Consolidated Financial
     Statements   ........................................................  F-18

                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
    and Stockholders
Westford Group, Inc.:




In our opinion, the accompanying consolidated balance sheets and the related statements of income and shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Westford Group, Inc. and subsidiary at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Columbus, Ohio
March 5, 1999



                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                                     Consolidated Balance Sheets

                                                     December 31, 1998 and 1997


                            Assets                                               1998                     1997
                            ------                                            ----------                -------
Current:
   Cash                                                                         $400,983               $195,371
   Accounts receivable - trade                                                   260,340                212,715
   Estimated earnings in excess of billings on
      uncompleted codification contracts                                         135,364                135,335
   Costs of uncompleted code supplements                                          13,331                 26,579
   Deferred taxes                                                                   --                    4,777
   Other assets                                                                    5,853                  1,957
                                                                                --------               --------
         Total current assets                                                    815,871                576,734

Deferred taxes                                                                      --                   24,414
Property and equipment, net                                                       42,571                 57,197
Intangible asset, net of accumulated amortization of
  $45,555 in 1998 and $41,413 in 1997                                            120,100                124,241
                                                                                --------               --------
                                                                                $978,542               $782,586
                                                                                ========               ========



                                                                     (Continued)



                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                               Consolidated Balance Sheets, Continued


            Liabilities and Shareholders' Equity                                              1998                   1997
            ------------------------------------                                         ------------            -----------
Current liabilities:
   Accounts payable                                                                      $    95,557             $    75,411
   Note payable - bank                                                                          --                     3,575
   Accrued salaries, commissions and payroll taxes
      payable                                                                                102,577                  70,002
   Accrued legal and professional                                                              6,845                  24,000
   Billings in excess of estimated earnings on
      uncompleted codification contracts                                                      39,142                  24,878
   Current portion of capital lease obligations                                                2,002                   5,639
   Deferred taxes                                                                              3,293                    --
   Deferred revenue                                                                           15,323                  10,555
Other accrued liabilities                                                                      8,352                    --
                                                                                         -----------             -----------

            Total current liabilities                                                        273,091                 214,060

Capital lease obligations, less current portion                                                 --                     2,002

Debenture payable                                                                             50,000                  50,000
                                                                                         -----------             -----------

            Total liabilities                                                                323,091                 266,062
                                                                                         -----------             -----------

Commitments

Series two serial redeemable preference stock, 500 shares
   authorized, none issued                                                                      --                      --
                                                                                         -----------             -----------


Shareholders' Equity:
   Serial preference stock, without par value: authorized
      100,000 shares
      Series one serial preference, authorized 100 shares;
         none issued                                                                            --                      --
   Class A preferred shares, par value $2,285; authorized
      500 shares; none issued                                                                   --                      --
   Class B preferred shares, par value $500; authorized
      4,000 shares; none issued                                                                 --                      --
   Common stock, without par value; authorized 2,000,000
      shares; 1,434,202 shares issued                                                        871,286                 871,286
   Additional paid-in capital                                                                782,499                 785,619
   Accumulated deficit                                                                      (976,925)             (1,115,102)
                                                                                         -----------             -----------
                                                                                             676,860                 541,803

   Less: Treasury stock, at cost (82,996 common shares
              at December 31, 1998 and 97,996 at December
              31, 1997)                                                                      (21,409)                (25,279)
                                                                                         -----------             -----------

            Total shareholders' equity                                                       655,451                 516,524
                                                                                         -----------             -----------

            Total liabilities and shareholders equity                                    $   978,542             $   782,586
                                                                                         ===========             ===========


See accompanying notes to consolidated financial statements.



                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                                Consolidated Statements of Operations

                                            Years Ended December 31, 1998, 1997, and 1996


                                                                    1998                  1997                   1996
                                                                -----------           -----------           -----------
Sales                                                           $ 1,702,862           $ 1,440,738           $ 1,505,952

Cost of sales                                                       832,748               773,756               817,434
                                                                -----------           -----------           -----------

                                                                    870,114               666,982               688,518
                                                                -----------           -----------           -----------

Selling, general and administrative expenses:
   Salaries and related costs                                       324,773               320,814               289,782
   Professional fees                                                149,897               102,443                79,832
   Other                                                            221,046               242,507               212,517
                                                                -----------           -----------           -----------
                                                                    695,716               665,764               582,131
                                                                -----------           -----------           -----------

Non-operating income (expense):
   Interest expense                                                  (5,838)               (6,270)               (9,740)
   Other income                                                       2,099                  --                      29
                                                                -----------           -----------           -----------
                                                                     (3,739)               (6,270)               (9,711)
                                                                -----------           -----------           -----------

      Income (loss) before federal income
         tax expense                                                170,659                (5,052)               96,676

Federal income tax expense                                           32,482                10,107                27,876
                                                                -----------           -----------           -----------

      Net income (loss)                                         $   138,177           $   (15,159)          $    68,800
                                                                ===========           ===========           ===========

Net income (loss) per common share                              $       .10           $      (.01)          $       .05
                                                                ===========           ===========           ===========

Net income (loss) per common share,
      assuming dilution                                         $       .08           $      (.01)          $       .04
                                                                ===========           ===========           ===========







See accompanying notes to consolidated financial statements.




                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                           Consolidated Statements of Shareholders' Equity

                                            Years Ended December 31, 1998, 1997, and 1996


                                                          Additional                                            Total
                                           Common          paid-in        Accumulated        Treasury        shareholders'
                                            stock          capital          deficit            stock            equity
                                         -----------     -----------      -----------      ------------     -------------

Balance December 31, 1995                $   871,286     $   788,739      $(1,168,743)     $   (29,143)     $   462,139
  Net income                                    --              --             68,800             --             68,800
  Purchase of 20 treasury shares                --              --               --                 (6)              (6)
                                         -----------     -----------      -----------      -----------      -----------

Balance December 31, 1996                    871,286         788,739       (1,099,943)         (29,149)         530,933
  Net loss                                      --              --            (15,159)            --            (15,159)
  Issuance of 15,000 treasury
    shares as employee stock awards             --            (3,120)            --              3,870              750
                                         -----------     -----------      -----------      -----------      -----------

Balance December 31, 1997                    871,286         785,619       (1,115,102)         (25,279)         516,524
  Net income                                    --              --            138,177             --            138,177
  Issuance of 15,000 treasury
    shares as employee stock awards             --            (3,120)            --              3,870              750
                                         -----------     -----------      -----------      -----------      -----------

Balance December 31, 1998                $   871,286     $   782,499      $  (976,925)     $   (21,409)     $   655,451
                                         ===========     ===========      ===========      ===========      ===========



See accompanying notes to consolidated financial statements.




                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                                Consolidated Statements of Cash Flows

                                            Years Ended December 31, 1998, 1997 and 1996
                                                     Increase (Decrease) in Cash


                                                                    1998                1997                1996
                                                                 ----------          ----------          ---------
Cash flows from operating activities:
   Net income (loss)                                             $ 138,177           $ (15,159)          $  68,800
   Adjustments to reconcile net income to cash
     provided by operating activities:
      Net realized gain on disposal of
         equipment                                                    --                  --                   (29)
      Depreciation and amortization                                 29,509              32,123              30,736
      Deferred federal income tax expense                           32,482              10,107              27,875
      Employee stock awards                                            750                 750                --
      (Increase) decrease in accounts
        receivable - trade                                         (47,625)             (5,380)            109,117
      (Increase) decrease in estimated earnings
         in excess of billings on uncompleted
         codification contracts                                        (29)            (15,278)             34,150
      (Increase) decrease in costs of uncompleted
        code supplements                                            13,248              12,582             (11,500)
      (Increase) decrease in other assets                           (3,896)                330                 (82)
      Increase (decrease) in accounts payable                       20,146              21,958              (6,392)
      Increase in accrued salaries, commissions
         and payroll taxes payable                                  32,575               3,817               3,201
      Increase (decrease) in accrued legal and
         professional                                              (17,155)             24,000                --
      Increase (decrease) in billings in excess
         of estimated earnings on uncompleted
         codification contracts                                     14,264               8,252             (24,901)
      Increase in other liabilities                                 13,120              10,555                --
                                                                 ---------           ---------           ---------

         Net cash provided by operating activities                 225,566              87,907             230,975
                                                                 ---------           ---------           ---------


Cash flows from investing activities:
   Purchase of property and equipment                              (10,740)            (26,867)            (20,953)
   Sale of equipment                                                  --                  --                   120
                                                                 ---------           ---------           ---------

         Net cash used in investing activities                     (10,740)            (26,867)            (20,833)
                                                                 ---------           ---------           ---------


                                                                    (Continued)



                                                        WESTFORD GROUP, INC.
                                                           AND SUBSIDIARY

                                          Consolidated Statements of Cash Flows, Continued


                                                                   1998                 1997                 1996
                                                                ----------           ----------           ---------

Cash flows from financing activities:
   Proceeds from note payable to bank                           $    --              $    --              $  68,981
   Repayment of note payable to bank                               (3,575)                --               (149,000)
   Principal payments under capital lease
     obligations                                                   (5,639)              (5,130)             (18,200)
   Purchase of treasury shares                                       --                   --                     (6)
                                                                ---------            ---------            ---------


         Net cash used in financing activities                     (9,214)              (5,130)             (98,225)
                                                                ---------            ---------            ---------

Net increase in cash                                              205,612               56,660              111,917
                                                                ---------            ---------            ---------

Cash at beginning of year                                         195,371              138,711               26,794
                                                                ---------            ---------            ---------

Cash at end of year                                             $ 400,983            $ 195,371            $ 138,711
                                                                =========            =========            =========


Supplemental cash flow disclosure:
   Interest paid                                                $   5,838            $   6,720            $   8,465
                                                                =========            =========            =========





See accompanying notes to consolidated financial statements.

                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                        December 31, 1998, 1997, and 1996


(1)     Summary of Significant Accounting Policies
        ------------------------------------------

         The accompanying consolidated financial statements include the following significant accounting policies:

        (a)     Consolidation Policy
                --------------------

                The accompanying financial statements include the accounts of Westford Group, Inc. (the "Company") and its wholly-owned subsidiary, American Legal Publishing Corporation ("ALP Corporation"). ALP Corporation is engaged in the codification of municipal and county codes of ordinances and the supplementing thereof. All significant intercompany transactions and balances have been eliminated in this consolidation.

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Note 1(b).

        (b)     Revenue and Cost Recognition
                ----------------------------

                Revenue from municipal code contracts is recognized on the percentage-of- completion method; completion is measured based on the percentage of direct labor costs incurred to date to estimated direct labor costs for each contract. While management uses available information to estimate total direct labor costs on each contract, actual experience may vary from estimated amounts. Under this method, the costs incurred and the related revenues are included in the statement of operations as work progresses. Adjustments to contract cost estimates are made in the periods in which the facts which require such revisions become known. If a revised estimate indicates a loss, such loss is provided for in its entirety. The amount by which revenues are earned in advance of contractual collection dates is an unbilled receivable and the amount by which contractual billings exceed earned revenues is unrealized revenue which is carried as a liability.

                Revenue from code supplements is recognized on the completed-contract method because the typical supplement is completed in a few months. No progress payments are billed due to the short production time and the low average supplement contract price. Supplement contracts in process are valued at the lower of cost or contract price less estimated cost of completion. The asset, "Costs of uncompleted code supplements," represents all supplement costs incurred to date. Provisions for estimated losses on uncompleted contracts are made in the period in which losses are determined.

                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

        (c)     Property and Equipment
                ----------------------

                Property and equipment are recorded on a cost basis. Depreciation is computed using the straight-line method in amounts adequate to amortize costs over the estimated useful life of the applicable asset generally ranging from three to five years. Equipment under capital leases is stated at the present value of the net minimum lease payments and is amortized over the lease term. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized as income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

        (d)     Federal Income Taxes
                --------------------

                The Company files a consolidated federal income tax return with its subsidiary. Deferred tax liabilities and assets have been recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes for temporary differences between financial statement and income tax bases of assets and liabilities and net operating loss carryforwards are recognized at the average graduated tax rate for the estimated amount of taxable income in future years.

        (e)     Earnings Per Share
                ------------------

                Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." The statement specified the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock, and required restatement of all prior period earnings per share data presented. The impact of the statement on the company's earnings per share was not material.

                Net income per common share is presented in two prescribed methods. Net Income Per Common Share is calculated by dividing net income available to common stockholders by the weighed-average number of common shares outstanding. Net Income Per common Share-Assuming Dilution is calculated by dividing net income available to common stockholders by the weighted-average number of common shares outstanding adjusted for any dilutive potential common shares for the period.


        (f)     Intangible Asset
                ----------------

                During 1988, the Company acquired substantially all the assets of AM Comp, Inc., in an acquisition accounted for as a purchase. The excess of AM Comp, Inc.'s net assets acquired over the purchase price of $165,654 was allocated to the database. The database is comprised of the municipal code data and related files. Provision for amortization of the database is based on an estimated useful life of forty years and is computed on the straight-line method.

(2)     Uncompleted Contracts
        ---------------------

        Revenues earned on uncompleted codification contracts were $819,710 and $512,671 and billings to date on those contracts were $723,488 and $402,214 at December 31, 1998 and 1997, respectively. The excess of billings and estimated earnings over billings to date are presented in the accompanying consolidated balance sheets.

                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


(3)     Property and Equipment
        ----------------------

        Property and equipment at December 31, consists of the following:

                                                                    1998                  1997
                                                                 ----------            ----------
               Machinery and equipment                           $  174,044            $  164,860
               Furniture and fixtures                                 8,455                 6,897
               Capital lease equipment                               24,491                24,491
                                                                 ----------            ----------
                                                                    206,990               196,248
               Less:  accumulated depreciation and
                 amortization                                      (164,419)             (139,051)
                                                                 ----------            ----------
                                                                 $   42,571            $   57,197
                                                                 ==========            ==========

(4)     Note Payable - Bank
        -------------------

        The Company has a revolving credit agreement with a bank to provide a $250,000 note with repayment on demand by the lender with a maturity of June 30, 1999. The Company had no outstanding balance at December 31, 1998 and had an outstanding balance of $3,575 at December 31, 1997 under this arrangement. Advances under the revolving credit line bear interest payable quarterly at the lending bank's prime rate (7.75% at December 31, 1998).

        The note is personally guaranteed by the Company's Chief Executive Officer up to $100,000 plus accrued interest and collateralized by the assignment of the Company's property and equipment and accounts receivable.

(5)     Leases
        ------

        The Company's office facilities are shared with other affiliated entities and rental and bookkeeping expenses are allocated among them. The Company's share of these expenses were $2,940 in 1998, 1997 and 1996.

        ALP Corporation occupies space under an operating lease which will expire July 31, 2003. It is also a party to a capital lease for equipment.

        The following is a schedule of ALP Corporation's future minimum lease payments for capital and operating leases as of December 31, 1998.

                                                   Capital                 Operating
                         Year ending                lease                   lease
                         -----------              ---------              -----------
                           1999                   $   2,040                $  65,307
                           2000                          -                    65,307
                           2001                          -                    66,580
                           2002                          -                    68,363
                           2003                          -                    39,879
                                                  ---------              -----------
        Total minimum lease payments                  2,040                $ 305,436
                                                                         ===========
        Less: Amount representing interest               38
                                                  ---------
        Present value of net minimum
           lease payments                             2,002
        Less: Current installments of
           obligations under capital lease            2,002
        Long-term obligation under capital        ---------
         lease                                    $      -
                                                  =========

        Total rental expenses under the operating lease were $62,818, $60,374, and $61,313 in 1998, 1997 and 1996, respectively. Included in accumulated depreciation and amortization is $23,243 and $18,350 of accumulated amortization applicable to capital lease equipment at December 31, 1998 and 1997, respectively.

                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued

(6)     Debenture Payable
        -----------------

        On August 7, 1992, a resolution was adopted by the Company to authorize a $50,000 convertible subordinated debenture, due December 31, 1995, issued to Bancinsurance Corporation, an affiliate of the Company through a common officer and principal shareholder. Each $1,000 of principal is convertible into 6,900 shares of common stock at the holder's option. The debenture may be prepaid, in whole or in part, by the Company upon thirty days prior written notice without penalty. Interest accrues at the rate of ten percent per annum and is payable quarterly on the last day of each March, June, September, and December until the principal sum has been paid. In the event of default, all obligations shall become immediately due and payable at the option of the holder. On December 1, 1995, a resolution was adopted by the Company to renew the debenture. The maturity was extended to December 31, 2000.

(7)     Federal Income Taxes
        --------------------

        Deferred income taxes for 1998 and 1997 reflect the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured on an income tax basis. Temporary differences and carryforwards which give rise to the net deferred tax (liability) asset at December 31, are as follows:

                                                                         1998                  1997
                                                                       ---------             -------

          Deferred tax asset:
             Tax operating loss carryforwards                          $ 25,531              $ 68,504

          Deferred tax liability:

             Intangible asset                                           (28,824)              (29,818)
                                                                       --------              --------
                Net deferred tax (liability) asset                       (3,293)               38,686
                Valuation allowance                                        --                  (9,495)
                                                                       --------              --------
                                                                         (3,293)               29,191
             Less current portion                                          --                  (4,777)
                                                                       --------              --------

                Non-current deferred tax (liability)
                      asset                                            $ (3,293)             $ 24,414
                                                                       ========              ========


        As of December 31, 1998, the Company has net operating loss ("NOL") carryforwards of approximately $101,000 which would expire after the tax year ending December 31, 2008. The valuation allowance at December 31,
        1997 represented the portion of net operating loss carryforwards at enacted tax rates not expected to be utilized through future taxable income.

        The provision for federal income taxes at December 31, consists of the following:

                                                                            1998                1997                1996
                                                                        ---------            ---------           ---------

          Deferred, amortization of intangible
            asset                                                        $   (994)           $   (994)           $   (994)

          Utilization of NOL
                                                                           42,971                 117              22,815

          Reversal of valuation allowance                                  (9,495)               --                  --

          Expiration of unutilized NOL                                       --                10,984               6,055
                                                                         --------            --------            --------

                 Total deferred                                            32,482              10,107              27,876
                                                                         --------            --------            --------

          Federal income tax expense                                     $ 32,482            $ 10,107            $ 27,876
                                                                         ========            ========            ========


                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

              Notes to Consolidated Financial Statements, Continued


        For 1998, 1997 and 1996, the federal income tax expense differs from the amount computed by applying the normal tax rate of 34% to income before federal income taxes as follows:

                                                                1998               1997                1996
                                                            -----------        -----------        -----------
               Expected tax                                 $    58,024        $    (1,718)       $    32,870
               Officers life insurance                              315                292                272
               Business meals and entertainment                   1,326              1,591              1,379
               Graduated rate differential                      (17,688)             9,942             (6,645)
               Reversal of valuation allowance                   (9,495)              --                 --
                                                            -----------        -----------        -----------

               Federal income tax expense                   $    32,482        $    10,107        $    27,876
                                                            ===========        ===========        ===========


(8)     Supplemental Disclosure for Earnings Per Share
        ----------------------------------------------

                                                                    1998               1997               1996
                                                                -----------        -----------        -----------

            Net income (loss)                                   $   138,177        $   (15,159)       $    68,800
                                                                -----------        -----------        -----------
            Income (loss) available to common
               stockholders, assuming dilution                  $   138,177        $   (15,159)       $    68,800
                                                                -----------        -----------        -----------


            Weighted average common shares outstanding            1,351,042          1,336,165          1,321,219
            Adjustments for dilutive securities:
               Conversion of debentures                             345,000            345,000            345,000
                                                                -----------        -----------        -----------
            Diluted common shares                                 1,696,042          1,681,165          1,666,219
                                                                ===========        ===========        ===========


            Net income per common share                         $       .10        $      (.01)       $       .05
            Net income per common share, assuming
               dilution                                         $       .08        $      (.01)       $       .04

(9)     Litigation
        ----------

        The Company is routinely a party to litigation incidental to its business, as well as to other nonmaterial litigation. Management believes that no individual item of litigation, or group of similar items of litigation, is likely to result in judgments that will have a material adverse effect on the financial condition or results of operations of the Company.



                                                       WESTFORD GROUP, INC.
                                                          AND SUBSIDIARY

                                               Unaudited Consolidated Balance Sheets


                                                                                              June 30,          December 31,
Assets                                                                                          1999               1998
------                                                                                      -----------         -----------
                                                                                            (Unaudited)


          Cash                                                                              $  412,942          $  400,983
          Accounts receivable - trade, net                                                     282,326             260,340
          Estimated earnings in excess of billings on
               uncompleted codification contracts                                              150,044             135,364
          Costs of uncompleted code supplements                                                 10,445              13,331
          Other assets                                                                          10,644               5,853
                                                                                            ----------          ----------

                        Total current assets                                                   866,401             815,871

          Property and equipment, net                                                           94,278              42,571

          Intangible asset, net of accumulated amortization of
            $47,625 in 1999 and $45,555 in 1998                                                118,029             120,100
                                                                                            ----------          ----------

                        Total assets                                                        $1,078,708          $  978,542
                                                                                            ==========          ==========


                                                                     (Continued)



                             WESTFORD GROUP, INC.
                                AND SUBSIDIARY

               Unaudited Consolidated Balance Sheets, Continued


                                                                           June 30,          December 31,
Liabilities and Shareholders' Equity                                        1999                1998
------------------------------------                                    ------------        ------------
                                                                         (Unaudited)
Current liabilities:
     Accounts payable                                                   $    90,541        $    95,557
     Accrued salaries, commissions and payroll taxes
         payable                                                            127,194            102,577
     Accrued legal and professional                                            --                6,845
     Billings in excess of costs and estimated earnings on
         uncompleted codification contracts                                  59,741             39,142
     Current portion of capital lease obligations                              --                2,002
     Deferred taxes                                                          22,422              3,293
     Deferred revenue                                                           373             15,323
     Other accrued liabilities                                               10,914              8,352
                                                                        -----------        -----------
     Total current liabilities                                              311,185            273,091
Debenture payable                                                            50,000             50,000
                                                                        -----------        -----------
     Total liabilities                                                      361,185            323,091
                                                                        -----------        -----------
Commitments
Series two serial redeemable preference stock, 500 shares
     authorized; none issued                                                   --                 --
                                                                        -----------        -----------
Shareholders' equity:
     Serial preference stock, without par value:
         Series one serial preference, authorized 100 shares;
           none issued                                                         --                 --
     Class A preferred shares, par value $2,285; authorized
         500 shares; none issued                                               --                 --
     Class B preferred shares, par value $500; authorized
         4,000 shares; none issued                                             --                 --
     Common stock, without par value; authorized 2,000,000
         shares; 1,434,202 shares issued                                    871,286            871,286
     Additional paid-in capital                                             782,360            782,499
     Accumulated deficit                                                   (919,227)          (976,925)
                                                                        -----------        -----------
                                                                            734,419            676,860
     Less: Treasury stock, at cost (65,496 common shares at
                June 30, 1999 and 82,996 at December 31, 1998)
                                                                            (16,896)           (21,409)
                                                                        -----------        -----------
     Total shareholders' equity                                             717,523            655,451
                                                                        -----------        -----------



     Total liabilities and shareholders' equity                         $ 1,078,708        $   978,542
                                                                        ===========        ===========





See accompanying notes to consolidated financial statements.



                             WESTFORD GROUP, INC.
                                AND SUBSIDIARY

                Unaudited Consolidated Statements of Operations
                                  (Unaudited)




                                                         Three Months Ended              Six Months Ended
                                                               June 30,                        June 30,
                                                         1999            1998            1999           1998
                                                      ---------       ---------       ---------        -------

Sales                                                 $  532,595     $  472,278     $1,020,886     $  890,240


Cost of sales                                            265,555        225,446        499,907        429,829
                                                      ----------     ----------     ----------     ----------

                                                         267,040        246,832        520,979        460,411
                                                      ----------     ----------     ----------     ----------


Selling, general and administrative expenses:
   Salaries and related costs                             88,428         72,743        184,764        144,773
   Professional fees                                      56,733         28,309         84,895         59,599
   Other                                                 103,165         79,592        171,955        126,702
                                                      ----------     ----------     ----------     ----------
                                                         248,326        180,644        441,614        331,074
                                                      ----------     ----------     ----------     ----------

Non-operating expense:
   Interest expense                                        1,258          1,466          2,539          2,963
                                                      ----------     ----------     ----------     ----------


     Income before federal income tax
         expense                                          17,456         64,722         76,826        126,374

Federal income tax expense                                 4,681         15,766         19,129         30,740
                                                      ----------     ----------     ----------     ----------

   Net income                                         $   12,775     $   48,956     $   57,697     $   95,634
                                                      ==========     ==========     ==========     ==========



Net income per common share                           $      .01     $      .04     $      .04     $      .07
                                                      ==========     ==========     ==========     ==========
Net income per common share, assuming
     dilution                                         $      .00     $      .03     $      .03     $      .06
                                                      ==========     ==========     ==========     ==========



See accompanying notes to consolidated financial statements.


                             WESTFORD GROUP, INC.
                                AND SUBSIDIARY

               Unaudited Consolidated Statements of Cash Flows
                                 (Unaudited)



                                                                                          Six Months Ended
                                                                                              June 30,

                                                                                        1999             1998
                                                                                     ----------       ----------

Cash flows from operating activities:
     Net income                                                                      $  57,697        $  95,634
     Adjustments to reconcile net income to cash
        provided by operating activities:
        Depreciation and amortization                                                   19,991           13,836
        Deferred federal income tax expense                                             19,129           30,742
        Employee stock awards                                                            4,375              750
        Increase in accounts receivable - trade                                        (21,986)         (48,467)
        Increase in costs and estimated earnings
          in excess of billings on uncompleted codification
          contracts                                                                    (14,680)            (235)
        Decrease in costs of uncompleted code
          supplements                                                                    2,886           19,868
        Increase in other assets                                                        (4,791)            (786)
        Increase (decrease) in accounts payable                                         (5,016)           6,641
        Increase in accrued salaries,
          commissions, and payroll taxes payable                                        24,617           15,316
        Decrease in accrued legal and professional                                      (6,845)         (10,555)
        Increase (decrease) in billings in excess of costs and
          estimated earnings on uncompleted codification contracts                      20,599           (1,444)
        Decrease in deferred revenue                                                   (14,950)         (24,000)
        Increase in other accrued liabilities                                            2,562             --
                                                                                     ---------        ---------

            Net cash provided by operating activities                                   83,588           97,300
                                                                                     ---------        ---------

Cash flows from investing activities:
     Purchase of property and equipment                                                (69,627)          (1,549)
                                                                                     ---------        ---------

            Net cash used in investing activities                                      (69,627)          (1,549)
                                                                                     ---------        ---------

Cash flows from financing activities:
     Principal payments under capital lease obligations                                 (2,002)          (2,753)
                                                                                     ---------        ---------

            Net cash used in financing activities                                       (2,002)          (2,753)
                                                                                     ---------        ---------

Net increase in cash                                                                    11,959           92,998

Cash at December 31                                                                    400,983          195,371
                                                                                     ---------        ---------

Cash at June 30                                                                      $ 412,942        $ 288,369
                                                                                     =========        =========


Supplemental cash flow disclosure:
     Interest paid                                                                   $   2,539        $   2,963
                                                                                     =========        =========




See accompanying notes to consolidated financial statements.

                              WESTFORD GROUP, INC.
                                 AND SUBSIDIARY

             Notes To Consolidated Financial Statements (Unaudited)

1. The Consolidated Balance Sheets as of June 30, 1999, the Consolidated Statements of Income for the three months ended June 30, 1999 and 1998, and the Consolidated Statements of Cash Flows for the six months then ended have been prepared by Westford Group, Inc. (the "Company") without an audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 1999 and for all periods presented have been made.

2. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. It is suggested that these unaudited Consolidated Financial Statements be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998. The results of operations for the period ended June 30, 1999 are not necessarily indicative of the results of operations for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   Supplemental Disclosure For Earnings Per Share

                                                    Three Months Ended               Six Months Ended
                                                          June 30,                         June 30,

                                                   1999             1998             1999              1998
                                                ----------       ----------       ----------       ----------

      Net income                                $   12,775       $   48,956       $   57,697       $   95,634
                                                ----------       ----------       ----------       ----------
      Income available to common
         stockholders, assuming
               dilution                         $   12,775       $   48,956       $   57,697       $   95,634
                                                ----------       ----------       ----------       ----------

           Weighted average common
              shares outstanding                 1,368,706        1,351,206        1,367,546        1,350,875
           Adjustments for dilutive
              securities:
               Conversion of debentures            345,000          345,000       $  345,000       $  345,000
                                                ----------       ----------       ----------       ----------
           Diluted common shares                 1,713,706        1,696,206        1,712,546        1,695,875
                                                ==========       ==========       ==========       ==========

           Net income per common share          $      .01       $      .04       $      .04       $      .07
           Net income per common share,
              assuming dilution                 $      .00       $      .03       $      .03       $      .06


4. Subsequent Events. On July 19, 1999, the Company entered into an Agreement and Plan of Merger with Bancinsurance Corporation, an Ohio corporation ("Bancinsurance"), and Bancinsurance Acquisitions, Inc., an Ohio corporation and a wholly owned subsidiary of Bancinsurance ("Acquisitions"), whereby the Company will be merged with and into Acquisitions, with Acquisitions being the surviving entity as a wholly-owned subsidiary of Bancinsurance under the name Westford Group, Inc. (the "Merger"). If the Merger is consummated, shareholders of the Company will be entitled to receive cash in the amount of $0.70 per share of common stock, without par value, of the Company. The Merger is contingent upon approval by the holders of a majority of the shares of the Company's outstanding common stock, among other things.

                                                                      APPENDIX A

================================================================================



                          AGREEMENT AND PLAN OF MERGER


                                      Among


                            BANCINSURANCE CORPORATION

                        BANCINSURANCE ACQUISITIONS, INC.

                                       and

                              WESTFORD GROUP, INC.



================================================================================




                            Dated as of July 19, 1999

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of July 19, 1999, among BANCINSURANCE CORPORATION, an Ohio corporation ("BANCINSURANCE"), BANCINSURANCE ACQUISITIONS, INC., an Ohio corporation and a wholly owned subsidiary of Bancinsurance ("ACQUISITIONS"), and WESTFORD GROUP, INC., an Ohio corporation ("WESTFORD GROUP"). Westford Group and Acquisitions are hereinafter sometimes referred to as the "CONSTITUENT CORPORATIONS" and Acquisitions as the "SURVIVING CORPORATION."

                                    RECITALS
                                    --------

         A. Bancinsurance, Acquisitions and Westford Group desire that Westford Group merge with and into Acquisitions (the "MERGER"), upon the terms and conditions set forth herein and in accordance with the Ohio General Corporation Law (the "OHIO LAW") with the result that Acquisitions shall continue as the surviving corporation and the separate existence of Westford Group (except as it may be continued by operation of law) shall cease.

         B. Bancinsurance, Acquisitions and Westford Group desire that at the Effective Time (as hereinafter defined) all outstanding shares of the capital stock of Westford Group (the "WESTFORD COMMON STOCK") be converted into the right to receive a cash payment as provided herein.

         C. Bancinsurance, Acquisitions and Westford Group desire that, immediately after the Effective Time and solely as a result of the Merger, Bancinsurance will own all the issued and outstanding shares of the capital stock of the Surviving Corporation.

         D. The respective Boards of Directors of Bancinsurance, Acquisitions and Westford Group have approved the Merger.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement and the Ohio Law, Westford Group shall be merged with and into Acquisitions, the separate existence of Westford Group (except as it may be continued by operation of law) shall cease, and Acquisitions shall continue as the Surviving Corporation under the name "Westford Group, Inc."

         SECTION 1.02 EFFECT OF THE MERGER. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to, and assume all the rights and obligations of, Westford Group and Acquisitions in accordance with the Ohio Law and the Merger shall otherwise have the effects set forth in Section 1701.82 of the Ohio Law.

         SECTION 1.03 CONSUMMATION OF THE MERGER. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Ohio a properly executed certificate of merger in accordance with the Ohio Law. The Merger shall be effective upon filing such certificate of merger with the Secretary of State of the State of Ohio (the "EFFECTIVE TIME").

         SECTION 1.04 ARTICLES OF INCORPORATION; CODE OF REGULATIONS; DIRECTORS AND OFFICERS. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of Acquisitions as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and as provided by the Ohio Law. The Code of Regulations of the Surviving Corporation from and after the Effective Time shall be the Code of Regulations of Acquisitions as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with the provisions thereof and the Articles of Incorporation of the Surviving Corporation and as provided by the Ohio Law. The initial directors and officers of the Surviving Corporation shall be the directors and officers of Acquisitions immediately prior to the Merger.

         SECTION 1.05 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         SECTION 2.01 CONVERSION OF SECURITIES OF WESTFORD GROUP.

                  (a) OUTSTANDING SHARES. By virtue of the Merger and without any action on the part of the holders of the capital stock of Westford Group, at the Effective Time, all outstanding shares of Westford Group Common Stock (excluding shares held in the treasury of Westford Group, which shall be cancelled as provided in paragraph (b) below and shares held by Bancinsurance or Acquisitions, which shall be cancelled as provided in paragraph (c) below) shall be converted into the right to receive in cash $0.70 per share.

                  (b) TREASURY STOCK. Each share of capital stock that is held in the treasury of Westford Group shall be cancelled and retired and no cash or other consideration shall be paid or delivered in exchange therefor.

                  (c) SHARES HELD BY BANCINSURANCE OR ACQUISITIONS. Each of the shares of Westford Common Stock held by Bancinsurance or Acquisitions, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         SECTION 2.02 CONVERSION OF ACQUISITIONS COMMON STOCK. At the Effective Time, each share of Common Stock, without par value, of Acquisitions issued and outstanding immediately prior to the Effective Time shall remain outstanding and, by virtue of the Merger, automatically and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

         SECTION 2.03 SURRENDER AND EXCHANGE OF SHARES.

                  (a) At the Effective Time, each holder of an outstanding certificate or certificates that prior thereto represented shares of the capital stock of Westford Group shall surrender the same to Bancinsurance or its agent, and each such holder shall be entitled upon such surrender to receive in exchange therefor, without cost to it, cash as provided in Section 2.01 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be cancelled by Bancinsurance.

                  (b) If a certificate representing shares of the capital stock of Westford Group has been lost, stolen or destroyed, the holder of such certificate shall submit an affidavit describing the lost, stolen or destroyed certificate, the number of shares evidenced thereby and affirming the status of that certificate in lieu of surrendering such certificate to Bancinsurance, which shall deem such certificate cancelled; provided that Bancinsurance may require the holder of such certificate to provide Bancinsurance with a bond in such amount as Bancinsurance may direct as a condition to paying any consideration hereunder. Until so surrendered, the outstanding certificates that, prior to the Effective Time, represented shares of the capital stock of Westford Group that shall have been converted as aforesaid shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the ownership of the consideration into which such shares have been so converted.

         SECTION 2.04. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of capital stock of Westford Group that are outstanding immediately prior to the Effective Time and that are held by shareholders who have not voted such shares in favor of the approval and adoption of this Agreement and who shall have delivered a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the Ohio Law ("DISSENTING SHARES") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.01 of this Agreement, but the holders of such shares shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the Ohio Law; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within ten (10) days after the Effective Time), or
(ii) if any holder fails to perfect or loses his appraisal rights as provided in
Section 1701.85 of the Ohio Law, or (iii) if any holder of Dissenting Shares fails to demand payment within the time period provided in Section 1701.85 of the Ohio Law, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in Section 2.01 of this Agreement, without any interest thereon. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of Westford Group pursuant to the Ohio Law, shall be cancelled.

         SECTION 2.05 CLOSING OF STOCK TRANSFER BOOKS. On and after the Effective Time, there shall be no transfers on the stock transfer books of Westford Group, Acquisitions, or Bancinsurance of shares of Westford Common Stock that were issued and outstanding immediately prior to the Effective Time.

         SECTION 2.06 CLOSING. The closing (the "CLOSING") shall be scheduled to occur at the offices of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, at 10:00 a.m. local time, as soon as practicable upon the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at the close of business on the date of closing (the "CLOSING DATE").

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF WESTFORD GROUP. Westford Group represents and warrants to Bancinsurance and Acquisitions as follows:

                  (a) ORGANIZATION AND QUALIFICATION. Westford Group and its wholly owned subsidiary, American Legal Publishing, Inc. ("ALP") (Westford Group and ALP are sometimes referred to herein as the "COMPANIES"), are each corporations duly organized, validly existing and in good standing under the laws of the State of Ohio and have all requisite corporate power and authority to own or lease and operate their properties and assets and to carry on their business as is now being conducted. Each of the Companies is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of the Companies.

                  (b) CAPITALIZATION. The authorized capital stock of Westford Group consists of 2,000,000 shares of Westford Common Stock. As of the date of this Agreement, 1,434,202 shares of Westford Common Stock are issued and outstanding (65,496 shares of which are held as treasury shares), all of which were duly authorized and validly issued and are fully paid and nonassessable. The authorized capital stock of ALP consists of 750 shares of common stock, without par value (the "ALP COMMON STOCK"). As of the date of this Agreement, 100 shares of ALP Common Stock are issued and outstanding, all of which are owned by Westford Group and which were duly authorized and validly issued and are fully paid and nonassessable. With the exception of a certain $50,000 convertible debenture issued to Bancinsurance and held by Acquisitions (the "DEBENTURE"), Westford Group does not have any subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Westford Group authorized or outstanding and there is not any commitment of Westford Group to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Westford Group does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                  (c) AUTHORITY RELATIVE TO AGREEMENT. Westford Group has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Westford Group and the consummation by it of the transactions contemplated hereby have been duly authorized by Westford Group's Board of Directors. Except for shareholder approval, as provided herein, no other corporate approvals or proceedings on the part of Westford Group are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Westford Group and constitutes the legal, valid and binding obligation of Westford Group, enforceable against Westford Group in accordance with its terms. Westford Group's Board of Directors has by the requisite vote of all directors present at a meeting duly called for such purpose determined that this Agreement and the Merger is advisable and fair and in the best interests of Westford Group and its shareholders.

                  (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by Westford Group and the consummation by Westford Group of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of either of the Companies or (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the business conducted by the Companies (the "BUSINESS") or to the Companies or their properties, or (iii) result in the creation or imposition of any Claim in favor of any third person or entity upon any of the assets of the Companies or the Business, other than any such violation, conflict, default, loss, termination or acceleration that would not have a material adverse effect on the properties, assets, financial condition, operating results or business of the Companies (a "WESTFORD MATERIAL ADVERSE EFFECT").

                  (e) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Westford Group in connection with the execution and delivery of this Agreement by Westford Group or the consummation by Westford Group of the transactions contemplated hereby, except for (i) the filing of proxy statement for a special meeting of shareholders to vote on this Agreement (as provided herein), (ii) filing of a certificate of merger with the Secretary of State of the State of Ohio in accordance with the Ohio Law, and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Westford Material Adverse Effect or materially adversely affect the ability of Westford Group to consummate the transactions contemplated hereby or the ability of the Surviving Corporation to conduct the Business after the Effective Time.

                  (f) FINANCIAL STATEMENTS, ETC. All financial statements (the "FINANCIAL STATEMENTS") of the Companies (including any related schedules and/or notes, if any) have been prepared in accordance with GAAP consistent with prior periods. Such balance sheets fairly present in all material respects the financial position of the Companies as of their respective dates, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the results of operations of the Companies for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of certain footnote disclosures.

                  (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as otherwise disclosed in the Financial Statements, since December 31, 1998, neither of the Companies has (i) issued any stock, bonds or other corporate securities, (ii) borrowed or refinanced any amount or incurred any liabilities (absolute or contingent) in excess of $50,000, other than trade payables incurred in the ordinary course of business consistent with past practice, (iii) discharged or satisfied any claim in excess of $50,000 or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the balance sheet of Westford Group as of December 31, 1998 and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, or cancelled any debts or claims, except in the ordinary course of business consistent with past practice or as otherwise contemplated hereby, (vii) sold, assigned or transferred any Intellectual Property Rights (as hereinafter defined) or other intangible assets, (viii) waived any rights of substantial value, whether or not in the ordinary course of business, (ix) except as otherwise provided in Section 5.03(f) below, entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit of any director, officer or employee, or increased in any manner the compensation or fringe benefits of any director or officer, or increased the compensation or fringe benefits of any executive officer other than in the ordinary course of business consistent with past practices, or made any payment of a cash bonus to any director or officer or to any employee of, or consultant or agent to, Westford Group or made any other material change in the terms or conditions of employment, (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement, (xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, including any stock options, (xii) suffered any damage, destruction or loss to any of its assets or properties,
(xiii) made any change in its accounting systems, policies, principles or practices, or (xiv) made any loans to any person.

                  (h) ACTIONS PENDING. There is no action, suit, dispute, investigation, proceeding or claim pending or, to the best knowledge of Westford Group, threatened against or affecting the Companies, their properties or rights, or the Business, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body, and Westford Group is not aware of any facts or circumstances which may give rise to any such action, suit, dispute, investigation, proceeding or claim, (ii) the Companies are not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency, and (iii) neither of the Companies has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which it has any continuing obligation, which (in the case of each of clauses (i), (ii) and (iii) of this Section 3.01(h)) would have a Westford Material Adverse Effect or would affect the ability of Westford Group to consummate the transactions contemplated hereby, or the ability of Bancinsurance to conduct the Business after the Effective Time.

                  (i) TITLE TO PROPERTIES. Westford Group or ALP, as appropriate, has good title to the properties and assets reflected on the most recent balance sheet of Westford Group other than non-material properties and assets disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, and all such properties and assets are free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively "CLAIMS"), except (i) liens for current taxes not yet due and (ii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of Westford Group (collectively, the "PERMITTED LIENS"). Such properties and assets constitute all of the assets necessary to conduct the Business substantially in the same manner as it has been conducted prior to the date hereof.

                  (j) REAL PROPERTY INTERESTS. Westford Group owns no real property. ALP has good leasehold title to its office space located in Cincinnati, Ohio (the "LEASED PREMISES"). ALP is the lawful owners of all improvements and fixtures located on the Leased Premises, free and clear of all Claims except for Permitted Liens. The lease relating to the Leased Premises is a valid and binding agreement, without any material default of ALP thereunder and, to the best knowledge of Westford Group, without any material default thereunder of the other party thereto, and such lease gives ALP the right to use or occupy, as the case may be, all real properties as are sufficient and adequate to operate the Business as it is currently being conducted.

                  (k) INTELLECTUAL PROPERTY RIGHTS. The patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations and copyrights, the applications therefor and the licenses with respect thereto (collectively, the "INTELLECTUAL PROPERTY RIGHTS") currently used by ALP constitute all material proprietary rights owned or held by Westford Group that are reasonably necessary to the conduct of the Business. The Companies conduct the Business without infringement or claim of infringement of any Intellectual Property Right of others and the conduct by the Surviving Corporation after the Effective Time of the Business, as it is currently conducted, will not infringe or misappropriate or otherwise violate the Intellectual Property Rights of any other person or constitute a breach or violation of any agreement relating to the Intellectual Property Rights. To the best knowledge of Westford Group, no person is challenging, infringing, misappropriating or otherwise violating any such Intellectual Property Rights or claiming that the conduct of the Business, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any third party.

                  (l) LABOR MATTERS. The Companies are not and have not been a party to any collective bargaining or union agreement, and no such agreement is or has been applicable to any employees of the Companies. There are not any controversies between either of the Companies and any of such employees that might reasonably be expected to materially adversely affect the conduct of the Business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending, or, to the best knowledge of Westford Group, threatened relating to the Business. To the best knowledge of Westford Group, there are no labor unions or other organizations representing or purporting to represent any employees of the Companies and there are not any organizational efforts currently being made or threatened involving any of such employees. The Companies are in compliance in all material respects with all laws and regulations or other legal or contractual requirements regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees, except where failure to comply would not have a Westford Material Adverse Effect. The Companies are not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except where failure to comply would not have a Westford Material Adverse Effect.

                  (m) SEVERANCE ARRANGEMENTS. Neither of the Companies is a party to any agreement with any employee (i) the benefits of which (including, without limitation, severance benefits) are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving either of the Companies of the nature of any of the transactions contemplated by this Agreement or (ii) providing severance benefits in excess of those generally available under the Companies' severance policies or which are conditioned upon a change of control, after the termination of employment of such employees regardless of the reason for such termination of employment, and neither of the Companies is a party to any employment agreement or compensation guarantee extending for a period longer than one year.

                  (n) TAXES. The Companies have (A) timely filed all Federal and all material state, local and foreign returns, declarations, reports, estimates, information returns and statements ("RETURNS") required to be filed by it in respect of any Taxes (as hereinafter defined), (B) timely paid all Taxes that are due and payable with respect to the periods covered by the Tax Returns referred to in clause (A) without regard to whether such Taxes have been assessed (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Companies' most recent financial statements), (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Westford Group, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over. No Federal, state, local or foreign Tax audits or other administrative proceedings or court proceedings are currently pending with regard to any Federal or material state, local or foreign Taxes for which Westford Group would be liable, and no deficiency for any such Taxes has been proposed, asserted or assessed or, to the best knowledge of Westford Group, threatened pursuant to such examination of Westford Group by such Federal, state, local or foreign taxing authority with respect to any period.

                           For purposes of this Agreement, "TAXES" shall mean
all Federal, state, local, foreign or other taxing authority income, franchise, sales, use, ad valorem, property, payroll, social security, unemployment, assets, value added, withholding, excise, severance, transfer, employment, alternative or add-on minimum and other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

                  (o) COMPLIANCE WITH LAW; PERMITS. The Companies are not in default in any material respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which Westford Group or any of its properties or assets is subject, except where such default would not have a Westford Material Adverse Effect. Copies of all material permits, authorizations, approvals, registrations, variances and licenses ("PERMITS") issued to or used by the Companies in connection with the conduct of the Business have been provided to Bancinsurance; such Permits constitute all Permits necessary for the Companies to own, use and maintain their properties and assets or required for the conduct of the Business in substantially the same manner as it is currently conducted. Each Permit of the Companies is in full force and effect and no proceeding is pending, or, to the best knowledge of Westford Group, threatened, to modify, suspend, revoke or otherwise limit any of such Permits and no administrative or governmental actions have been taken or, to the best knowledge of Westford Group, threatened, in connection with the expiration or renewal of any of such Permits. To the best knowledge of Westford Group, the Companies will not be required, as a result of the consummation of the transactions contemplated hereby, to obtain or renew any Permits.

                  (p) EMPLOYEE BENEFIT PLANS. The Companies have provided Bancinsurance with copies of each employee benefit plan as defined in Section 3(3) of ERISA, or any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees (any of the foregoing being referred to as an "EMPLOYEE BENEFIT PLAN"). With respect to each Employee Benefit Plan of the Companies, the Companies have operated and currently operate such plan in material compliance with the plan documents and all applicable laws, including without limitation ERISA and the Code (including, but not limited to, Section 4980B thereof and the regulations thereunder).

                  (q) ENVIRONMENTAL MATTERS. The Companies are in compliance in all material respects with all Federal, state or local statutes, ordinances, orders, judgments, rulings or regulations relating to environmental pollution or to environmental regulation or control. Neither of the Companies nor, to the best knowledge of Westford Group, any of the Companies' officers, employees, representatives or agents or any other person, have treated, stored, processed, discharged, spilled or otherwise disposed of any substance defined as hazardous or toxic by any applicable Federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by Westford Group, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in any material liability to Westford Group. To the best knowledge of Westford Group, no employee or other person has ever made a claim or demand against Westford Group based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof. Westford Group has not been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water.

                  (r) PERSONAL PROPERTY. All of the tangible personal property of the Companies is presently utilized by the Companies in the ordinary course of business and is in good repair, ordinary wear and tear excepted.

                  (s) CONTRACTS. The Companies have provided to Bancinsurance lists all contracts and arrangements to which either of the Companies is a party or by which it is bound and which are material to the conduct of the Business or to the financial condition or results of operations of the Companies. Each such contract or agreement is a valid and binding agreement, without any material default of either of the Companies thereunder and, to the best knowledge of Westford Group, without any material default thereunder of the other party thereto. Westford Group has not received notice of any cancellation or termination of, or of any threat to cancel or terminate, any such contracts or agreements where such cancellation or termination would have a Westford Material Adverse Effect.

                  (t) INSURANCE. All policies of fire, liability, workers' compensation and other forms of insurance providing insurance coverage to or for the Companies for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims-made type insurance are in full force and effect, and provide insurance in such amounts and against such risks as is customary for companies engaged in similar businesses to protect the employees, properties, assets, businesses and operations of the Companies. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby, except by reason of an insurer's assessment of Bancinsurance or the conduct of the Business after the Effective Time. There are no pending or threatened claims under any insurance policy, the outcome of which would have a Westford Material Adverse Effect.

                  (u) PENDING TRANSACTIONS. Except for this Agreement and the transactions contemplated hereby, Westford Group is not a party to or bound by any agreement, negotiation, discussion, commitment or undertaking with respect to a merger or consolidation with, or an acquisition of all or substantially all of the property and assets of, any other corporation or person or the sale, lease or exchange of all or substantially all of its properties and assets to any other person.

                  (v) CLAIMS AGAINST OFFICERS AND DIRECTORS. To the best knowledge of Westford Group, there are no pending or threatened claims against any director, officer, employee or agent of the Companies or any other person which could give rise to any claim for indemnification against the Companies.

                  (w) CUSTOMERS. Westford Group has provided Bancinsurance information concerning the largest clients/customers of the Business ("MAJOR CUSTOMERS"). Since December 31, 1998, there has not been any adverse change in the business relationship, and there has been no material dispute, between the Companies and any Major Customer and there are no indications that any Major Customer intends to reduce its purchases from the Companies

                  (x) IMPROPER AND OTHER PAYMENTS. To the best of Westford Group's knowledge, neither of the Companies nor any director, officer, employee, agent or representative of the Companies, nor any person acting on behalf of any of them, has (i) made, paid or received any bribes, kickbacks or other similar payments to or from any person, whether lawful or unlawful, (ii) made any unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) made any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

                  (y) BROKERS. The Companies have not used any broker or finder in connection with the transactions contemplated hereby, and the Companies shall not be liable for or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Westford Group in connection with any of the transactions contemplated by this Agreement.

                  (z) ACCOUNTS RECEIVABLE AND ADVANCES. (i) Each account receivable of Westford Group (collectively, the "ACCOUNTS RECEIVABLE") represents a sale made in the ordinary course of business other than to affiliates and which arose pursuant to an enforceable contract for a bona fide sale of goods or for services performed, and Westford Group has performed all of its obligations to produce the goods or perform the services to which such Accounts Receivable relates, and (ii) to the best of knowledge of Westford Group, no Accounts Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof, in an amount individually or in the aggregate that would have a Westford Material Adverse Effect.

                  (aa) REPORTS. Since December 31, 1993, Westford Group has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, and Forms 8-K, or (ii) other regulatory authorities, including any applicable state securities authority (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Westford Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (bb) ACCURACY OF STATEMENTS. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Westford Group to Bancinsurance in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF BANCINSURANCE. Bancinsurance represents and warrants to Westford Group as follows:

                  (a) ORGANIZATION AND QUALIFICATION. Bancinsurance is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Bancinsurance is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of Bancinsurance and its subsidiaries, taken as a whole (a "BANCINSURANCE MATERIAL ADVERSE EFFECT"). Bancinsurance owns beneficially and of record all the issued and outstanding capital stock of Acquisitions, free and clear of all Claims.

                  (b) AUTHORITY RELATIVE TO AGREEMENTS. Bancinsurance has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Bancinsurance and the consummation by Bancinsurance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Bancinsurance, no other corporate approvals or proceedings on the part of Bancinsurance are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Bancinsurance and constitutes the legal, valid and binding obligation of Bancinsurance, enforceable against Bancinsurance in accordance with its terms. Bancinsurance's Board of Directors has by the unanimous written consent of all directors determined that this Agreement and the Merger is advisable and fair and in the best interests of Bancinsurance and its shareholders.

                  (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Bancinsurance and the consummation by Bancinsurance of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of Bancinsurance, (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bancinsurance or any of its subsidiaries or their respective properties, or (iii) result in the creation or imposition of any Claim in favor of any third person or entity upon the assets of Bancinsurance or any of its subsidiaries, other than any such violation, conflict, default, loss, termination or acceleration that would not have a Bancinsurance Material Adverse Effect or materially adversely affect the ability of Bancinsurance to consummate the transactions contemplated hereby or to conduct the Business after the Effective Time.

                  (d) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Bancinsurance in connection with the execution and delivery of this Agreement by Bancinsurance or the consummation by Bancinsurance of the transactions contemplated hereby, except for (i) any necessary filings pursuant to Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated by the SEC thereunder, (ii) the filing of a certificate of merger with the Secretary of State of the State of Ohio in accordance with the Ohio Law, (iii) any consents, licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby, and (iv) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Bancinsurance Material Adverse Effect or materially adversely affect the ability of Bancinsurance to consummate the transactions contemplated hereby or to conduct the Business after the Effective Time.

                  (e) ACTIONS PENDING. There is no action, suit, dispute, investigation, proceeding or claim pending or, to the best knowledge of Bancinsurance, threatened against or affecting Bancinsurance or any of its subsidiaries, or their respective properties or rights, before any court, administrative agency, governmental body, arbitrator, mediator or other dispute resolution body that would have a Bancinsurance Material Adverse Effect or would affect the ability of Bancinsurance or Acquisitions to consummate the transactions contemplated hereby, or the ability of Bancinsurance or the Surviving Corporation to conduct the Business after the Effective Time, and Bancinsurance is not aware of any facts or circumstances which may give rise to any of the foregoing. Bancinsurance is not subject to any order, judgment, decree, injunction, stipulation, or consent order of or with any court or other governmental agency. Bancinsurance has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which Bancinsurance has any continuing obligation.

                  (f) BROKERS. Neither Bancinsurance nor any of its subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and neither Bancinsurance nor any of its subsidiaries has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Bancinsurance or any of its subsidiaries in connection with any of the transactions contemplated by this Agreement.

                  (g) ACCURACY OF STATEMENTS. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Bancinsurance to Westford Group in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 3.03 REPRESENTATIONS AND WARRANTIES OF ACQUISITIONS. Acquisitions represents and warrants to Westford Group as follows:

                  (a) ORGANIZATION AND QUALIFICATION. Acquisitions is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisitions is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operating results or business of Acquisitions.

                  (b) CAPITALIZATION. The authorized capital stock of Acquisitions consists of 850 shares of common stock, without par value. As of the date hereof, 100 shares of common stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned of record and beneficially by Bancinsurance, and no shares of common stock are held in the treasury of Acquisitions. Acquisitions has no commitments to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisitions, any shares of its capital stock, and no securities or obligations evidencing any such rights are outstanding.

                  (c) AUTHORITY RELATIVE TO AGREEMENT. Acquisitions has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisitions and the consummation by Acquisitions of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisitions and by Bancinsurance as its sole shareholder, and no other corporate approvals or proceedings on the part of Acquisitions are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisitions and constitutes the legal, valid and binding obligation of Acquisitions, enforceable against Acquisitions in accordance with its terms.

                  (d) NON-CONTRAVENTION. The execution and delivery of this Agreement by Acquisitions and the consummation by Acquisitions of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of Acquisitions or (ii) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisitions or its properties, other than any such violation, conflict, default, loss, termination or acceleration that would not materially adversely affect the ability of Acquisitions to consummate the transactions contemplated hereby.

                  (e) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisitions in connection with the execution and delivery of this Agreement by Acquisitions or the consummation by Acquisitions of the transactions contemplated hereby, except for (i) the filing of a certificate of merger with the Secretary of State of the State of Ohio in accordance with the Ohio Law,
(ii) any consents, licenses, permits, franchises or other governmental authorizations pertaining to the Business that are required as a result of the consummation of the transactions contemplated hereby, and (iii) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not materially adversely affect the ability of Acquisitions to consummate the transactions contemplated hereby.

                  (f) OTHER MATTERS. Acquisitions has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisitions has not conducted any business activities and does not have any material liabilities or obligations.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01 CONDUCT OF WESTFORD GROUP'S BUSINESS. Westford Group covenants and agrees that, prior to the Effective Time, unless Bancinsurance shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

                  (a) The Business shall be conducted only in, and neither of the Companies shall take any action except in, the ordinary course of business consistent with past practice and the Companies shall use their best efforts to preserve intact its present business organization, keep available the services of its current officers and employees, maintain its assets (other than those permitted to be disposed of hereunder) in good repair and condition, maintain its books of account and records in the usual, regular and ordinary manner, and preserve its goodwill and ongoing business;

                  (b) The Companies shall not directly or indirectly do any of the following: (i) sell, pledge, dispose of or encumber any property or assets (including Intellectual Property Rights) of the Companies, except inventory and immaterial assets in the ordinary course of business consistent with past practice; (ii) amend or propose to amend its Articles of Incorporation or Code of Regulations of either of the Companies; (iii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase, acquire or offer to acquire any shares of its capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this subsection (b);

                  (c) Neither of the Companies shall (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets, or modify the terms or any outstanding options, warrants or rights to acquire the Companies' capital stock; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money other than in the ordinary course of business and consistent with past practices, or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims; (vi) discharge or satisfy any material Claim or settle or compromise any material claim, action, suit or proceeding pending or threatened against the Companies or, if the Companies may be liable or obligated to provide indemnification, against the Companies' directors or officers, before any court, governmental agency or arbitrator; (vii) make any loans, advances or capital contributions to or investments in, any other person, except as may be required under agreements in effect and upon prior notice to Bancinsurance; (viii) alter through merger, liquidation, reorganization, restructuring or in any other manner the corporate structure or ownership of the Companies; or (ix) violate or fail to perform, in any material respect, any obligation imposed upon the Companies by any applicable laws, orders or decrees, ordinances, government rules or regulations or conciliation agreements where such violation or failure would have a Westford Material Adverse Effect;

                  (d) The Companies shall not grant any increase in the salary or other compensation of its directors, officers or employees not otherwise contemplated by Section 5.03(f), except, in the case of employees who are not directors or executive officers of the Companies, reasonable salary increases in the ordinary course of business consistent with past practice, or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Companies;

                  (e) The Companies shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Companies or to increase the benefits payable under its severance or termination pay practices;

                  (f) The Companies shall not adopt or amend, in any material respect, any plan for the benefit or welfare of any directors, officers or employees, except as contemplated hereby or as may be required by applicable law or regulation; and

                  (g) Each of the Companies shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 4.01, to maintain its relationships with its suppliers and customers, clients, and others having business dealings with it, and if and as requested by Bancinsurance or Acquisitions, (i) Westford Group shall use its best efforts to make reasonable arrangements for representatives of Bancinsurance or Acquisitions to meet with customers and suppliers of the Companies, and (ii) the Companies shall schedule, and the management of the Companies shall participate in, meetings of representatives of Bancinsurance or Acquisitions with employees of the Companies.

         SECTION 4.02 SHAREHOLDER APPROVAL; ETC. As soon as reasonably practicable after execution of this Agreement, Westford Group shall call a shareholders' meeting, to be held as soon as reasonably practicable for the purpose of voting upon approval of this Agreement and file a Proxy Statement with the SEC, and shall furnish all information concerning it and the holders of its capital stock as Bancinsurance may reasonably request in connection with such action. The Board of Directors of Westford Group shall recommend (subject to compliance with their fiduciary duties as advised by counsel) to Westford Group's shareholders the approval of this Agreement.

         SECTION 4.03 ACCESS TO INFORMATION.

                  (a) Each of Bancinsurance and Westford Group shall, and shall cause its respective subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof to the Effective Time, the officers, employees, representatives, advisors and agents of the other party complete access at all reasonable times to its officers, employees, agents, properties, books, records and workpapers, and shall furnish each other party all financial, operating and other information and data as Bancinsurance or Westford Group, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other monthly operating and financial reports in such form as Bancinsurance or Westford Group shall reasonably request.

                  (b) Westford Group, at least three business days prior to the Effective Date, shall deliver to Bancinsurance a list setting forth the names and locations of each bank or other financial institution at which Westford Group has an account (giving the account numbers) or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, now holding powers of attorney or comparable delegation of authority from Westford Group and a summary statement thereof.

                  (c) Each of Bancinsurance and Westford Group shall, and shall cause its respective officers, directors, employees, representatives, advisors and agents to, afford the officers, employees, representatives, advisors and agents of the other party with access to such information concerning Bancinsurance or Westford Group as may be necessary for each party to ascertain the accuracy and completeness of the information supplied by Bancinsurance or Westford Group.

                  (d) If this Agreement is terminated, each of the parties hereto shall, and shall cause its officers, employees, representatives, advisors and agents to, destroy or deliver to the other party all confidential documents, work papers and other materials, and all copies thereof, obtained by it or on its behalf from such other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution and delivery hereof.

                  (e) Each of the parties hereto and its officers and employees shall not disclose or use any information so obtained, except as required by applicable law or legal process or by any applicable rules or regulations of a national securities exchange or the NASD upon the advice of counsel, without the prior written consent of the other party; PROVIDED that any such information may be disclosed to a party's financial advisors, accountants, counsel and other representatives, as may be appropriate or required in connection with the transactions contemplated hereby, but only if such persons shall be specifically informed by such party of the confidential nature of such information and agree to comply with the restrictions contained herein. The agreements contained in this Section 4.03(e) do not apply to information that (i) is or becomes generally available to the public other than as a result of a disclosure by a receiving party or its representatives, (ii) was known to the receiving party on a non-confidential basis prior to its receipt, (iii) becomes available to a party on a non-confidential basis from a source not bound by any duty of confidentiality to the other party or (iv) is independently developed by a receiving party without reference to any confidential information.

                  (f) No investigation pursuant to this Section 4.03 shall affect, add to, or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

         SECTION 4.04 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; PROVIDED that the foregoing shall not require Bancinsurance to agree to make, or to permit Westford Group to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

         SECTION 4.05 INQUIRIES AND NEGOTIATIONS. Neither Westford Group nor any of its affiliates, directors, officers, employees, representatives, advisors or agents, shall, directly or indirectly, encourage, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than Bancinsurance and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving Westford Group or any division of Westford Group (such transactions being hereinafter referred to as "ALTERNATIVE TRANSACTIONS"). Westford Group shall immediately notify Bancinsurance if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Westford Group in respect of an Alternative Transaction, and shall, in any such notice to Bancinsurance, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Bancinsurance informed of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Westford Group shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Westford Group is a party.

         SECTION 4.06 NOTIFICATION OF CERTAIN MATTERS. Westford Group shall give prompt notice to Bancinsurance and Acquisitions, and Bancinsurance and Acquisitions shall give prompt notice to Westford Group, of (i) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of Westford Group, Bancinsurance or

Acquisitions, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

         SECTION 4.07 EMPLOYEE MATTERS. Except as otherwise expressly agreed to by Bancinsurance or Acquisitions, Westford Group acknowledges and understands that nothing in this Agreement shall be deemed to create any employment status other than employment at will for any Westford Group employees. Employees who continue as employees of the Surviving Corporation shall be entitled to participate in all employee benefit plans maintained by Bancinsurance or the Surviving Corporation for employees of the Surviving Corporation generally. It being understood and agreed, however, that nothing in this Section 4.07 shall require Bancinsurance (i) to provide or continue for the benefit of any employees any Plan currently maintained by Westford Group, or (ii) to maintain the organizational structure of the Business as in effect on the date hereof.

                                    ARTICLE V

                            CONDITIONS TO THE MERGER

         SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Westford Group;

                  (b) the conversion option in the Debenture shall have been exercised by Acquisitions in full; and

                  (c) no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

         SECTION 5.02 CONDITIONS TO THE OBLIGATION OF WESTFORD GROUP TO EFFECT THE MERGER. The obligation of Westford Group to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Bancinsurance shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Bancinsurance contained in this Agreement that are qualified as to materiality shall be true and correct and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and at and as of the Effective Time as if made at and as of such date, except to the extent any such representation or warranty is expressly made as of the date hereof or as of a specified date prior to the date hereof, in which case such representation or warranty shall have been true and correct as of such date; and

                  (c) Westford Group shall have received a certificate from the Chief Executive Officer of Bancinsurance, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

         SECTION 5.03 CONDITIONS TO THE OBLIGATION OF BANCINSURANCE AND ACQUISITIONS TO EFFECT THE MERGER. The obligation of Bancinsurance and Acquisitions to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Westford Group shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

                  (b) the representations and warranties of Westford Group contained in this Agreement that are qualified as to materiality shall be true and correct and all such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date hereof and at and as of the Effective Time as if made at and as of such date, except to the extent any such representation or warranty is expressly made as of the date hereof or as of a specified date prior to the date hereof, in which case such representation or warranty shall have been true and correct as of such date;

                  (c) Bancinsurance shall have received a certificate from the Chief Executive Officer and the Chief Financial Officer of Westford Group, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) Bancinsurance shall have received from Westford Group the Financial Statements, in form and in substance reasonably satisfactory to Bancinsurance;

                  (e) Bancinsurance shall have completed its financial due diligence review of all the assets, liabilities, net worth, revenues, expenses, profitability and financial condition of Westford Group. This condition shall be deemed to have been satisfied on the close of business on the day which is 30 business days after the date of the receipt of the last of the Financial Statements, unless, prior to such time, Bancinsurance has notified Westford Group that it is not satisfied with the results of its financial due diligence review because such review disclosed one or more conditions with respect to the assets, liabilities, net worth, revenues, expenses, profitability or financial condition of Westford Group which, taken as a whole, is materially different than the same were previously represented to Bancinsurance. If Bancinsurance so notifies Westford Group, Westford Group shall have an additional period of five business days to permit it to cure the defect, if it is so curable, to the reasonable satisfaction of Bancinsurance. If

Westford Group cures such defect within such period and Bancinsurance acknowledges its satisfaction in writing, this condition shall be deemed to have been satisfied; and

                  (f) Westford Group shall have paid (i) all bonuses payable to Westford Group's directors and officers that are accrued on Westford Group's books and records immediately prior to the Effective Time and (ii) a bonus/honorarium to certain of Westford Group's directors in an amount not to exceed $25,000 in the aggregate.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         SECTION 6.01 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Westford Group:

                  (a) by mutual action of the Boards of Directors of Bancinsurance and Westford Group;

                  (b) by Westford Group, if the conditions set forth in Sections
5.01 and 5.02 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Bancinsurance and Acquisitions on or before December 31, 1999; or

                  (c) by Bancinsurance or Acquisitions, if the conditions set forth in Sections 5.01 and 5.03 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Westford Group on or before December 31, 1999; or

                  (d) by Bancinsurance or Westford Group (i) if there has been a material breach of a representation or warranty made by the other party the effect of which is a Westford Material Adverse Effect or a Bancinsurance Material Adverse Effect, as the case may be, or (ii) if there has been a breach by the other party in any material respect of the covenants set forth in this Agreement which by its nature cannot be cured or eliminated.

         SECTION 6.02 EFFECT OF TERMINATION. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 6.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, and each party shall be responsible for its own expenses, except as follows: (i) the obligations imposed by Sections 4.03(d) and 4.03(e) hereof shall survive the termination, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  (a) Westford Group agrees to indemnify Bancinsurance and Acquisitions against, and agrees to hold each of them harmless from, any and all losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees) (the "LOSSES"), incurred or suffered by them relating to or arising out of or in connection any material breach of or any material inaccuracy in any representation or warranty made by Westford Group in this Agreement or any document delivered by Westford Group at the Closing.

                  (b) Bancinsurance agrees to indemnify Westford Group against, and agrees to hold it harmless from, any and all Losses, incurred or suffered by it relating to or arising out of or in connection with any material breach of or any material inaccuracy in any representation or warranty made by Bancinsurance or Acquisitions in this Agreement or any document delivered by Bancinsurance or Acquisitions at the Closing.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the parties shall not survive the Effective Time.

         SECTION 8.02 EXPENSES, ETC. Whether or not the transactions contemplated by this Agreement are consummated, neither Westford Group, on the one hand, and Bancinsurance and Acquisitions, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts and Bancinsurance shall pay all such fees and expenses incurred by Acquisitions. Westford Group, on the one hand, and Bancinsurance and Acquisitions, on the other hand, shall indemnify the other and hold it harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

         SECTION 8.03 PUBLICITY; CONFIDENTIALITY. Westford Group and Bancinsurance agree that this Agreement and the exchange of information pursuant thereto is confidential and they will not disclose or issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, except that Westford Group or Bancinsurance may make such public disclosure that it believes in good faith to be required by law or any applicable rules and regulations of a national securities exchange or the NASD (in which event such party shall consult with the other prior to making such disclosure).

         SECTION 8.04 EXECUTION IN COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.05 NOTICES. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, and shall be deemed given upon receipt, as follows:

         If to Bancinsurance or Acquisitions to:

                  BANCINSURANCE CORPORATION
                  20 E. Broad St., 4th Floor
                  Columbus, OH 43215
                  Fax Number:  614-228-5419
                  Attention: Si Sokol

         If to Westford Group, to:

                  WESTFORD GROUP, INC.
                  20 E. Broad St., 4th Floor
                  Columbus, OH 43215
                  Fax Number:  614-228-5419
                  Attention: Si Sokol

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

         SECTION 8.06 WAIVERS. Westford Group, on the one hand, and Bancinsurance and Acquisitions, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         SECTION 8.07 AMENDMENTS, SUPPLEMENTS, ETC. At any time, this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all of the parties hereto.

         SECTION 8.08 ENTIRE AGREEMENT. This Agreement and its schedules and exhibits, and the documents to be executed or delivered at the Effective Time in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein. As used herein, the "best knowledge" or "awareness" as to Westford Group shall refer to the actual knowledge of each director and executive officer of Westford Group after due inquiry.

         SECTION 8.09 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

         SECTION 8.10 BINDING EFFECT, BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 8.11 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

         SECTION 8.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         SECTION 8.13 VARIATION AND AMENDMENT. This Agreement may be varied or amended at any time before or after the approval and adoption of this Agreement by the shareholders of Westford Group by action of the respective Boards of Directors of Westford Group, Bancinsurance and Acquisitions, without action by the shareholders thereof, provided that after approval and adoption of this Agreement by Westford Group's shareholders no such variance or amendment shall, without consent of such shareholders, reduce the consideration that the holders of the capital stock of Westford Group shall be entitled to receive upon the Effective Time pursuant to Section 2.01 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

BANCINSURANCE CORPORATION             WESTFORD GROUP, INC.


By:      /S/ SI SOKOL                 By:      /S/ SI SOKOL
   -------------------------------        --------------------------------------
Title:   CHAIRMAN                     Title:   PRESIDENT
      ----------------------------          ------------------------------------

BANCINSURANCE ACQUISITIONS, INC.


By:      /S/ SI SOKOL
   -------------------------------

Title:   PRESIDENT
      ----------------------------

                                                                      Appendix B

                                THE HARMAN GROUP
                               CORPORATE FINANCE

99 East Granville Rd.
Columbus, Ohio 43085

                                                                  August 2, 1999


Board of Directors
Westford Group, Inc.
20 East Broad Street
Columbus, Ohio 43215

Members of the Board of Directors:

         You have requested the opinion of The Harman Group Corporate Finance, Inc. ("The Harman Group") as to the fairness, from a financial point of view, to the common shareholders (the "Shareholders") of Westford Group, Inc. ("Westford Group" or the "Company"), of the consideration to be received by the Shareholders of Westford Group Common Stock, without par value (the "Common Stock"), in the merger transaction (the "Merger") as indicated in the Agreement and Plan of Merger (the "Agreement"), draft dated July 19, 1998 among Bancinsurance Corporation, an Ohio corporation ("Bancinsurance"), Bancinsurance Acquisitions, Inc., an Ohio corporation and a wholly owned subsidiary of Bancinsurance ("Acquisitions"), Westford Group, Inc., an Ohio corporation ("Westford Group").

         The Agreement states that each share of Westford Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.70 in cash. The Agreement states that Common Stock held in the Company's treasury will be canceled, retired and shall cease to exist, without any conversion thereof.

         The Harman Group has acted as financial advisor to the Company's Board of Directors in connection with this transaction, for the purpose of rendering an opinion with respect to the fairness, from a financial point of view, of the consideration, to be paid in cash to the Shareholders, pursuant to the Agreement. In this capacity, we have among other things, (i) reviewed the Agreement from a financial point of view, (ii) reviewed various current and historical financial statements and information of the Company, provided by the Company,

Board of Directors
Westford Group, Incorporated
August 2, 1999
Page 2

including audited financial statements for the last six years, latest available unaudited quarterly statements, and certain other business and financial information supplied to us by the Company with respect to the Company's operating performance and condition, (iii) conducted discussions with the senior management of the Company regarding its assets and operations, business plans and strategies, past and current financial performance, financial condition and future prospects, (iv) reviewed forecasts for the Company prepared by the Company's management, (v) considered the capitalization and financial condition of the Company, (vi) considered the discounted cash flow value of the Company,
(vii) analyzed available information concerning other companies whose business or businesses it believed to be generally comparable, in whole or in part, to that of the Company, and, (viii) reviewed such other materials and conducted such other investigations as we deemed appropriate.

         In our review and analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information which the Company has provided to us or which is publicly available. We have not made or obtained any independent evaluation or appraisal of the properties, facilities, or assets of the Company. We have assumed that the forecasts prepared by management reflected the best currently available estimate and judgement of management as to the expected future financial performance of the Company. We have relied upon the fact that the Company and Westford Group's Board of Directors are advised by legal counsel, and we have accordingly assumed, without independent verification, that the Agreement, all other communications to the Shareholders regarding the Agreement and Per Share Purchase Price, and all public filings, are and will be accurate and complete.

         As provided for in our engagement letter dated May 6, 1999, our engagement is limited to providing an opinion as to whether the Per Share Purchase Price of $0.70 to be paid for the outstanding shares of the Common Stock is fair, from a financial point of view, to the holders of such Common Stock. We have not been retained to solicit other entities for purposes of a business combination with the Company, provide advice with respect to, and have not considered, any other matter, including without limitation, the legality of the Agreement, the timing, structure, negotiation or disclosure of the Agreement; the entire fairness of the transaction; or the satisfaction of the duties owed by the Company's Board of Directors to the Shareholders.

         Our opinion is based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions, existing as of the date hereof. Events occurring after the date hereof could materially affect the

Board of Directors
Westford Group, Incorporated
August 2, 1999
Page 3

assumptions used both in preparing this opinion and in the documents reviewed by us. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

         Subject to the foregoing and based on our analysis and upon such other factors as we deem relevant, including our assessment of general economic and market conditions, it is our opinion that as of the date hereof, the proposed Per Share Purchase Price of $0.70, to be paid in cash, is fair to the Shareholders, from a financial point of view.

                                  Yours truly,

                                  The Harman Group
                                  Corporate Finance, Inc.



                                  Howard P. Zitsman
                                  President

                                                                      APPENDIX C


                                OHIO REVISED CODE
                     TITLE XVII. CORPORATIONS--PARTNERSHIPS
                      CHAPTER 1701. GENERAL CORPORATION LAW
                            MERGER AND CONSOLIDATION

     Section 1701.85. Relief For Dissenting Shareholders; Qualifications; Procedures.---(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

      (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

       (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

      (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

      (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

      (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

      (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

      (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

      (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporaion shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

      (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                    COMMON STOCK

                          PROXY - WESTFORD GROUP, INC.

     The undersigned stockholder of Westford Group, Inc. (the "Company") hereby appoints Si Sokol and Robert J. Tannous, or either one of them, as attorneys and proxies with full power of substitution to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of Porter, Wright, Morris & Arthur LLP, 41 S. High St., Columbus, Ohio, on ________________, August __, 1999, at 9:30 a.m., local time, and at any adjournment or adjournments thereof as follows:


1. TO APPROVE AND ADOPT AN AGREEMENT AND PLAN OF MERGER AMONG BANCINSURANCE CORPORATION ("BANCINSURANCE"), BANCINSURANCE ACQUISITIONS, INC. ("ACQUISITIONS") AND THE COMPANY PROVIDING FOR THE MERGER OF THE COMPANY INTO ACQUISITIONS, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH THEREIN (THE "MERGER"), PURSUANT TO WHICH THE COMPANY'S SEPARATE CORPORATE EXISTENCE SHALL CEASE AND ACQUISITIONS, AS THE SURVIVING CORPORATION OF THE MERGER, WILL REMAIN A WHOLLY-OWNED SUBSIDIARY OF BANCINSURANCE AND EACH HOLDER OF SHARES OF THE COMPANY'S COMMON STOCK, WITHOUT PAR VALUE, OUTSTANDING AT THE TIME OF EFFECTIVENESS OF THE MERGER, EXCEPT FOR SHARES OWNED BY THE COMPANY, BANCINSURANCE, ACQUISITIONS OR SHAREHOLDERS EXERCISING THEIR APPRAISAL RIGHTS, WILL BECOME ENTITLED TO RECEIVE $0.70 IN CASH PER SHARE.

     |_| FOR
     |_| AGAINST
     |_| ABSTAIN


2. IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders, dated August __, 1999 and the Proxy Statement furnished therewith. Any proxy heretofore given to vote said shares hereby is revoked.

     PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.

                                               Dated:_____________________, 1999

                                               ---------------------------------
                                                         (Signature)

                                               ---------------------------------
                                                         (Signature)

                                              Signature(s) must agree with the
                                              name(s) printed on this Proxy. If
                                              shares are registered in two
                                              names, both stockholders should
                                              sign this Proxy. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS